UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

PLAINS GP HOLDINGS, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0 -11.

April 10, 2026
Dear Fellow Plains Investors,
We sincerely appreciate your continued support and investment in Plains. Your trust and partnership play a vital role in our success, and we are pleased to invite you to join us for our 2026 Annual Meeting.
2025 was a year marked by a complex macro backdrop with increased volatility, global uncertainty and OPEC+ supply increases all resulting in softening markets and a lower than expected oil price environment. Plains executed well during 2025 despite this challenging environment, managing what was in our control and delivering on our capital allocation framework and efficient growth strategy. We proactively executed several major transactions and self-help initiatives to position the partnership as the premier North American crude oil midstream company and better prepare Plains for the increased global volatility and uncertainty that has characterized markets for the first four months of 2026.
Notable 2025 accomplishments included:
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Reached an agreement to sell our Canadian NGL business to Keyera at an attractive valuation of ~$3.75 billion, with closing targeted for May 2026.

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Proactively redeployed the anticipated NGL sale proceeds to acquire the EPIC crude system, renamed Cactus III, for ~$2.9 billion in a transaction that was immediately accretive to distributable cash flow (DCF) and provided Plains with a higher quality and more durable cash flow stream.

•
Progressed our efficient growth strategy and completed five accretive bolt-on acquisitions for an aggregate purchase price of approximately $800 million net to Plains.

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Accelerated streamlining and optimization initiatives that are expected to result in ~$100 million of cost savings by the end of 2027, with approximately half to be realized in 2026.

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Increased our annualized distribution by $0.15/unit (10%) in February 2026 and delivered strong total unitholder and shareholder returns in 2025 of 14% and 13% for PAA and PAGP, respectively.

These accomplishments position Plains well for continued global volatility and uncertainty and frame 2026 as a year of execution for Plains. During 2026, we will focus on closing the sale of our Canadian NGL business, capturing ~$50 million of synergies on the Cactus III pipeline, and realizing ~$100 million of cost savings through 2027 (with ~$50 million recognized in 2026), while successfully navigating through the market uncertainty, capturing opportunities and limiting downsides. Execution of 2026 initiatives is expected to result in ~13% year-over-year growth in the crude segment, despite a relatively flat Permian production outlook for 2026. Moving into 2027, we expect growth to resume in the Permian based on improving fundamentals, and we believe Plains is well-positioned to capture value with a premier footprint and operating leverage.
Recent geopolitical conflicts in the Middle East highlight the critical role the U.S. energy industry plays as an essential provider of global energy reliability, affordability and security. With our network of strategically located North American midstream assets and our focus on the long-term optimization of our business, we believe we are well positioned to play a critical role in the delivery of energy across North America and globally. As we do so, we will remain focused on our key objectives of being a safe, reliable and responsible operator, generating strong cash flow, exercising capital discipline, increasing returns of capital to our investors, and maintaining financial flexibility. We believe the execution of our plan will deliver strong performance and enhanced value for our investors over the long term.
We appreciate your continued investment and support and we look forward to your participation in our 2026 Annual Meeting in May.
Sincerely,
Willie Chiang
Chairman of the Board, CEO and President

Plains GP Holdings, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 20, 2026

To holders of Class A, Class B and Class C shares of Plains GP Holdings, L.P.:
The 2026 Annual Meeting (the “PAGP Annual Meeting”) of the Class A, Class B and Class C shareholders (collectively, our “Shareholders”) of Plains GP Holdings, L.P. will be held on May 20, 2026, at 10:30 a.m. Central Time, in the Texas Room located on the 19th Floor of Three Allen Center, 333 Clay Street, Houston, Texas 77002. At the PAGP Annual Meeting, our Shareholders will consider and vote on the following matters:
1.
The election of four Class I directors to serve on the board of directors (the “Board”) of PAA GP Holdings LLC until the 2029 annual meeting;

2.
The ratification of the appointment of PricewaterhouseCoopers LLP as our and Plains All American Pipeline, L.P.’s (“PAA”) independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.
The approval, on a non-binding advisory basis, of our 2025 named executive officer compensation; and

4.
Any proposal to transact such other business as may properly come before the PAGP Annual Meeting and any adjournment or postponement thereof.

The Board unanimously recommends that our Shareholders vote “FOR” the election of each director listed in proposal 1 and “FOR” proposals 2 and 3. Additional information regarding these proposals is included in the attached proxy statement. See “Information About the PAA and PAGP Annual Meetings” below for more information.
Shareholders as of the close of business on March 23, 2026 (the “Record Date”) are entitled to receive notice of and to vote at the PAGP Annual Meeting and any postponements or adjournments thereof. A list of Shareholders entitled to vote is on file at our principal offices, 333 Clay Street, Suite 1600, Houston, TX 77002.
Your vote is very important. Whether or not you plan to attend the PAGP Annual Meeting, please cast your vote by following the Internet or telephone voting instructions on the proxy card. You may also vote by completing, signing and dating the accompanying proxy card and returning it promptly in the postage-prepaid envelope provided. See “Questions and Answers About the PAGP Annual Meeting — How do I vote?” in the attached proxy statement for more details. Returning the proxy card or voting on the Internet or by telephone does not deprive you of your right to attend the PAGP Annual Meeting and to vote your shares for the matters to be acted upon at the PAGP Annual Meeting.

By Order of the Board of Directors of
PAA GP Holdings LLC, general partner of
Plains GP Holdings, L.P.
Richard McGee
Executive Vice President, General Counsel and Secretary
Houston, Texas
April 10, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 20, 2026
The Notice of Annual Meeting, the proxy statement for the Annual Meeting and our 2025 Annual
Report are available at http://www.astproxyportal.com/ast/21140/.

i

PLAINS GP HOLDINGS, L.P.
PROXY STATEMENT
For
2026 Annual Meeting of Shareholders To Be Held On May 20, 2026
GENERAL INFORMATION ABOUT THE PLAINS GP HOLDINGS, L.P.
ANNUAL MEETING
The board of directors (the “Board”) of PAA GP Holdings LLC (“PAGP GP” or our “general partner”), is soliciting proxies to be voted on behalf of our Class A, Class B and Class C shareholders (collectively, our “Shareholders”) at the 2026 annual meeting of Shareholders (the “PAGP Annual Meeting”). This proxy statement is being furnished to you in connection with the solicitation of proxies by and on behalf of the Board for use at the PAGP Annual Meeting and includes information about the matters to be voted upon at the PAGP Annual Meeting. The PAGP Annual Meeting will be held on May 20, 2026, at 10:30 a.m. Central Time, in the Texas Room located on the 19th Floor of Three Allen Center, 333 Clay Street, Houston, Texas 77002. References to “PAGP,” “we,” “us,” “our,” “ours” and similar terms refer to Plains GP Holdings, L.P.
As permitted under the rules of the Securities and Exchange Commission (the “SEC”), we are making this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (our “2025 Annual Report”, and collectively with our proxy statement, the “proxy materials”) available to Shareholders electronically via the Internet. Commencing on or about April 10, 2026, we sent the proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice”) to Shareholders of record as of the close of business on March 23, 2026 (the “Record Date”). The Notice includes, among other things, instructions on how to access the Company’s proxy materials electronically and how to request a printed copy of the proxy materials.
We will furnish additional copies of our 2025 Annual Report without charge upon the written request of any record or beneficial owner of our Class A, Class B or Class C shares whose proxy we are soliciting in connection with the PAGP Annual Meeting. Please address requests for additional copies of the 2025 Annual Report to the Investor Relations Department, Plains All American, 333 Clay Street, Suite 1600, Houston, Texas 77002, or email your request to plainsIR@plains.com.
INFORMATION ABOUT THE PAA AND PAGP ANNUAL MEETINGS
At the PAGP Annual Meeting, our Class A, Class B and Class C shareholders will be asked to consider and vote upon proposals 1, 2 and 3 described below. Each Shareholder will be entitled to one vote for each Class A, Class B and Class C share owned for proposals 1, 2 and 3. Plains All American Pipeline, L.P. (“PAA”) owns all of the issued and outstanding Class C shares. The Class C shares serve as a pass-through voting mechanism allowing eligible PAA unitholders to vote indirectly at the PAGP Annual Meeting by instructing PAA how to vote the Class C shares on their behalf.
In order to obtain voting instructions from its eligible unitholders, PAA will hold an annual meeting (the “PAA Annual Meeting”) immediately prior to the PAGP Annual Meeting. At the PAA Annual Meeting, PAA unitholders (other than Plains AAP, L.P. (“Plains AAP”)) will vote on a pass-through basis on proposals 1, 2 and 3 described below by instructing PAA how to vote the PAGP Class C shares that it owns on such proposals at the PAGP Annual Meeting. PAA will vote (or refrain from voting) the Class C shares at the PAGP Annual Meeting on behalf of and according to the direction of PAA’s unitholders (excluding Plains AAP) with respect to proposals 1, 2 and 3.
See pages 8-10 for additional information with respect to our ownership and voting structure.

QUESTIONS AND ANSWERS ABOUT THE PAGP ANNUAL MEETING
The following questions and answers are intended to briefly address some commonly asked questions regarding the PAGP Annual Meeting. These questions and answers may not address all questions that may be important to you as a Shareholder. Please refer to the additional information contained elsewhere in this proxy statement and the documents referred to in this proxy statement.
Q:
What is the purpose of these proxy materials?

A:
The Board is soliciting your proxy to vote at the PAGP Annual Meeting because you were a Shareholder at the close of business on the Record Date for the PAGP Annual Meeting, and you are therefore entitled to receive notice regarding the PAGP Annual Meeting, and to attend and vote at the PAGP Annual Meeting. This proxy statement summarizes the information that you need to know in order to cast your vote at the PAGP Annual Meeting. Your vote is very important and the Board strongly encourages you to exercise your right to vote. You do not need to attend the PAGP Annual Meeting to vote your shares, and we encourage you to vote even if you are unable to attend the PAGP Annual Meeting in person. You may vote by Internet, by telephone or by signing and returning the attached proxy card in the envelope provided. See “How do I vote?” below.

Q:
What is the recommendation of the Board?

A:
The Board unanimously recommends that you vote in the following manner:

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FOR the election of each of Willie Chiang, Ellen DeSanctis, Alexandra Pruner and Lawrence Ziemba as a Class I director of the Board to serve until the 2029 annual meeting;

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FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our and Plains All American Pipeline, L.P.’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

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FOR the approval, on a non-binding advisory basis, of our 2025 named executive officer compensation.

Q:
When and where is the PAGP Annual Meeting?

A:
The PAGP Annual Meeting will be held on May 20, 2026, at 10:30 a.m. Central Time, in the Texas Room located on the 19th Floor of Three Allen Center, 333 Clay Street, Houston, Texas 77002. Only Shareholders of record as of the close of business on March 23, 2026 are entitled to vote and ask questions at the PAGP Annual Meeting. If you are not a Shareholder of record but hold shares in “street name” through a brokerage firm, bank, dealer or other similar organization, trustee, or nominee (generally referred to in this proxy statement as a “broker”), you may attend the PAGP Annual Meeting as a guest. Please note that if you hold shares in “street name” through a broker and desire to vote your shares or ask questions during the PAGP Annual Meeting, you must request and obtain a valid “legal proxy” from your broker and register with Equiniti Trust Company, LLC (“EQ”) to attend the PAGP Annual Meeting as a Shareholder.

Information on who can vote and ask questions during the PAGP Annual Meeting is discussed immediately below.
Q:
Who can vote and ask questions at the PAGP Annual Meeting?

A:
You are entitled to vote and ask questions at the PAGP Annual Meeting if you were a Shareholder of record as of the close of business on the Record Date for the PAGP Annual Meeting.

Shareholder of Record: Shares Registered in Your Name. You are a Shareholder of record if your shares were registered directly in your name with us in the case of Class B shares or with our transfer agent, EQ, in the case of Class A shares, in either case at the close of business on the Record Date. As a Shareholder of record, you may vote and ask questions during the PAGP Annual Meeting. Whether or not you plan to attend the PAGP Annual Meeting, we urge you to submit a proxy to ensure your vote is counted. See “How do I vote?” below for detailed instructions on how to vote your shares.
Beneficial Owner: Shares Registered in the Name of Broker. If your shares were held in an account at a broker at the close of business on the Record Date, then you are the beneficial owner of shares held in “street name” and the broker holding your account is considered to be the Shareholder of record for purposes of voting at the PAGP Annual Meeting. As a beneficial owner, you have the right to direct your broker regarding how to vote the shares in your account. You are also invited to attend the PAGP Annual Meeting as a guest. However, because you are not the Shareholder of record, you may not vote your shares or ask questions at the PAGP Annual Meeting unless you request and obtain a valid legal proxy from the organization that holds your shares giving you the right to vote the shares and ask questions at the PAGP Annual Meeting. Follow the instructions provided by your broker or bank, or contact your broker or bank to request a legal proxy form.
After obtaining a valid legal proxy from your broker, bank or other agent, in order to vote and ask questions at the PAGP Annual Meeting, you must register to attend the PAGP Annual Meeting as a Shareholder by submitting to EQ proof of your legal proxy reflecting the number of your shares along with your name and email address. Requests for registration should be directed to proxy@equiniti.com or to facsimile number 718-765-8730. Written requests can be mailed to:
Equiniti Trust Company, LLC
Attn: Proxy Tabulation Department
55 Challenger Road, Suite 200B | Ridgefield Park, NJ 07660
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 13, 2026.
You will receive a confirmation of your registration by email after we receive your registration materials. Once registered, you may attend the PAGP Annual Meeting, submit questions and vote your shares during the meeting.
Q:
Who is soliciting my proxy?

A:
The Board is sending or otherwise providing you access to this proxy statement in connection with its solicitation of proxies for use at the PAGP Annual Meeting.

Q:
How many votes will I have, and what is the total number of units entitled to vote at the PAGP Annual Meeting?

A:
Each Shareholder is entitled to one vote for each Class A, Class B and Class C share owned for proposals 1, 2 and 3. As of March 23, 2026, 197,904,124 Class A shares, 35,096,306 Class B shares and 530,943,161 Class C shares were issued and outstanding and entitled to vote. PAA owns all of the issued and outstanding Class C shares and will vote such shares on a “pass-through” basis on proposals 1, 2 and 3 at the PAGP Annual Meeting on behalf of and according to the direction of its eligible unitholders as determined at the PAA Annual Meeting.

Q:
How do I vote?

A:
If you are a Shareholder of record at the close of business on the Record Date, you may vote your shares by any of the following methods:

•
Voting online before the meeting. You may vote online by visiting the Internet address listed on your proxy card. Internet voting procedures have been established to verify your identity and to confirm your voting instructions. Please have your proxy card available when you visit the Internet address.

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Voting by telephone before the meeting. You may vote by telephone by calling the toll-free number listed on your proxy card. Telephone voting procedures have been established to verify your identity, to allow you to provide proxy voting instructions and to confirm that your instructions were accurately recorded. Please have your proxy card available when you call.
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Voting by mail before the meeting. You may vote by mail by returning your completed, signed and dated proxy card in the enclosed postage-paid return envelope. However, in order to ensure that your vote is received in a timely manner, we recommend that you vote online or by telephone as described above.

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Voting during the meeting. If you were a Shareholder of record as of the close of business on the Record Date, you may attend the PAGP Annual Meeting, ask questions and vote during the meeting. If you are a beneficial owner of shares held in street name, you must be registered to attend the PAGP Annual Meeting as a Shareholder and must have a valid legal proxy in order to ask questions and vote during the meeting. Please read the “Beneficial Owner: Shares Registered in the Name of Broker” answer under the question “Who can vote and ask questions at the PAGP Annual Meeting?” above for instructions on how to register to attend the PAGP Annual Meeting and obtain a legal proxy.

Internet and telephone voting will be available to eligible Shareholders 24 hours a day until 11:59 p.m. Eastern Time on May 19, 2026, the night before the PAGP Annual Meeting. If you use the Internet or the toll-free telephone number to provide your proxy voting instructions, you do not need to mail in your proxy card. If you mail in your proxy card, it must be received by PAGP before the voting polls close at the PAGP Annual Meeting.
Even if you plan to attend the PAGP Annual Meeting, please vote your shares by proxy in advance of the PAGP Annual Meeting (either online, by telephone or by mail as described above) as soon as possible so that your shares will be represented at the PAGP Annual Meeting if for any reason you are unable to attend.
Q:
What do I do if I want to change my vote after I have already voted by proxy?

A:
If you were a Shareholder of record as of the close of business on the Record Date, you may change your vote at any time before the voting polls close at the PAGP Annual Meeting by:

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submitting a proxy with new voting instructions using the Internet or telephone voting system (please note that the deadline for voting online or by telephone is 11:59 p.m. Eastern Time on May 19, 2026);

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delivering a later-dated, executed proxy card or written notice of revocation of your proxy to Equiniti Trust Company, LLC, 55 Challenger Road, Suite 200B, Ridgefield Park, NJ 07660 no later than 5:00 p.m. Eastern Time on May 19, 2026; or

•
attending the PAGP Annual Meeting and voting during the PAGP Annual Meeting pursuant to the instructions above. Please note that attendance at the PAGP Annual Meeting will not by itself (i.e., without also voting) revoke a previously granted proxy.

If you were a beneficial owner of shares held in street name as of the close of business on the Record Date and you have instructed your broker or other nominee to vote your shares, you must follow the procedures provided by your broker or other nominee to change those instructions. You may also vote during the PAGP Annual Meeting if you obtain a legal proxy from your broker or other nominee and register to attend the PAGP Annual Meeting pursuant to the instructions above.
Q:
What is a broker non-vote?

A:
A broker non-vote occurs when shares held by a broker, bank or other nominee on behalf of a beneficial owner are not voted with respect to a particular matter because the broker lacks discretionary authority to vote the shares and has not received voting instructions from the beneficial owner. Brokers, banks and other nominees only have discretionary authority to vote on routine proposals; they are prohibited from voting on non-routine proposals without instructions from the beneficial owner. The ratification of the independent auditor (Proposal 2) is the only routine matter on which brokers, banks and other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. The election of directors (Proposal 1) and the advisory vote to approve our 2025 named executive officer compensation (Proposal 3) are non-routine matters. If a broker returns a proxy with a voting choice selected for a routine proposal but with no voting choice selected for a non-routine proposal, the result is a broker non-vote. Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum at the meeting but are not considered votes cast and will have no impact on non-routine matters. Accordingly, we do not expect there to be any broker non-votes for Proposal 2 and broker non-votes will not be counted with respect to Proposals 1 and 3.
Q:
What constitutes a quorum?

A:
The holders of a majority of the outstanding Class A, Class B and Class C shares, considered together, entitled to vote and present in person or by proxy at the PAGP Annual Meeting shall constitute a quorum.

Your shares will be counted as present at the PAGP Annual Meeting if:
•
you are present and vote at the meeting; or

•
you, or your broker if you are a beneficial owner of shares held in street name, have submitted a properly executed proxy.

Executed proxies received but marked as abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum.
Q:
What will I be voting on and what vote is required to approve the proposals discussed in this proxy statement?

A:
The proposals that will be voted upon and the required vote for approval of such proposals is set forth in the following table:

Proposal	Voting Options	Vote Required for Approval of Proposal at the PAGP Annual Meeting
1. The election of four Class I directors to serve on the Board until the 2029 annual meeting.	You may vote “FOR”, or you may “WITHHOLD” authority to vote for, all, some or none of the nominees for director.	Directors will be elected by a plurality of the votes cast by the holders of our Class A, Class B and Class C shares (voting as a single class) entitled to vote and present in person or by proxy at the meeting. Withheld votes and broker non-votes are not considered votes cast and will have no effect on the election of directors.
2. The ratification of the appointment of PricewaterhouseCoopers LLP as PAGP’s and PAA’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	You may vote “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting.	In order for this proposal to be approved, it must receive the affirmative vote of a majority of the Class A, Class B and Class C shares (voting as a single class) entitled to vote and present in person or by proxy at the meeting. Abstentions will be counted as votes present and entitled to vote and will have the same effect as votes “AGAINST” this proposal. We do not expect there to be any broker non-votes with respect to this proposal.

Proposal	Voting Options	Vote Required for Approval of Proposal at the PAGP Annual Meeting
3. The approval, on a non-binding advisory basis, of our 2025 named executive officer compensation.	You may vote “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting.
In order for this non-binding proposal to be approved, it must receive the affirmative vote of a majority of the Class A, Class B and Class C shares (voting as a single class) entitled to vote and present in person or by proxy at the meeting. Abstentions will be counted as votes present and entitled to vote and will have the same effect as votes “AGAINST” this proposal. Broker non-votes are not considered votes cast and will have no effect on the outcome of this proposal.

Q:
Who covers the expense of the proxy solicitation?

A:
The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by PAGP GP’s directors and officers, as well as by employees of Plains All American GP LLC (“GP LLC”), without additional remuneration, by mail, phone, fax or in person. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our shares as of the close of business on the Record Date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares electronically, via the Internet or by telephone, or by signing and returning the enclosed proxy card will help to avoid additional expenses. We have hired Georgeson LLC to solicit proxies for a fee of $11,000 plus reasonable expenses for additional services.

Q:
What if I do not mark a voting choice for some of the matters listed on my proxy card?

A:
If you return a signed proxy card without indicating your voting choice, your shares will be voted in accordance with the Board’s recommendation for each proposal with respect to which a voting choice is not indicated.

Q:
Who will tabulate and certify the vote?

A:
EQ will tabulate and certify the vote, and a representative of EQ will act as the independent inspector of elections for the PAGP Annual Meeting.

CORPORATE GOVERNANCE AND RELATED MATTERS
Overview
Investors have voiced a preference for certain governance practices, and since our simplification transaction in 2016 (the “Simplification Transaction”), our board and governance structure has evolved and changed in ways that we believe are meaningfully beneficial to investors. Highlights of some of the key changes are as follows:
Unified Governance Structure and Enfranchisement of Unitholders
•
Replaced our dual board structure for PAA and PAGP with a unified governance structure that resulted in the Board being solely responsible for the governance of PAA and PAGP.1

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Amended our governing documents to enfranchise all shareholders of PAGP and all public common unitholders and Series A preferred unitholders of PAA by providing for shareholder elections of directors commencing in 2018 (on a staggered three-year rolling basis).1

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Amended our governing documents to increase the number of directors subject to public election by adding the three directors who are current or former members of management.

•
Amended our governing documents to eliminate the lone remaining legacy director designation right, resulting in all Board members being subject to public election, and all non-management directors serving on the same basis in terms of rights, duties and obligations of directors.

Director Independence
•
Amended our governing documents to require that a majority of our Board satisfy applicable stock exchange independence requirements, despite the fact that as a limited partnership we are exempt from such requirements (eight out of 11 (~73%) of our current Board members have been assessed by the Board and determined to be independent).

•
Amended our governing documents to create a strong lead independent director role in connection with the retirement of our former Chairman and the re-combination of the roles of Chairman and CEO. The Board believes that rotation of the Lead Director role after approximately five years is a good governance practice. John Raymond has served as Lead Director since June 2025, succeeding Bobby Shackouls who served in that role from January 2020 until June 2025.

•
Mandated that the members of all standing Board committees be independent despite the fact that as a limited partnership, we are exempt from applicable stock exchange committee independence requirements.

Board Refreshment, Oversight and Process
•
With the assistance of our Governance Committee, initiated a comprehensive board assessment, refreshment and succession planning process that includes a periodic skills and needs assessment, the development and maintenance of a formal board succession plan and annual individual director performance evaluations.

•
Since January 2017, six new directors have been added to the Board, and five directors have departed the Board.

•
Adopted Equity Ownership Guidelines and a Clawback Policy.

•
Established the Health, Safety, Environmental and Sustainability (“HSES”) Committee to assist the Board in its oversight of various HSES matters and facilitate the efforts of management to further strengthen our focus on sustainability and certain ESG matters.

1
These fundamental changes to our governance structure were overwhelmingly approved by our shareholders at a special meeting of PAGP’s shareholders held in November 2016 in connection with our Simplification Transaction.

The features described above distinguish us from many of our midstream master limited partnership peers. Together with the alignment of interests among investors that was created through the elimination of PAA’s incentive distribution rights in connection with the Simplification Transaction, the Board has put in place an overall governance structure that vastly improves the governance rights of our investors and which we believe produces a degree of alignment with our investors that places us at the top of our master limited partnership peers for the midstream sector regarding governance structure and voting rights. The Board believes that the continued implementation of the modified governance structure as approved by PAGP’s shareholders, together with the governance enhancements described above, is consistent with the desires and expectations of investors in PAA and PAGP.
Our Management and Governance
PAGP GP is our general partner and the Board of PAGP GP has responsibility for managing the business and affairs of PAGP and PAA. We own a 100% managing member interest in GP LLC, which owns the non-economic general partner interest in Plains AAP. Plains AAP is the sole member of PAA GP LLC, which holds the non-economic general partner interest in PAA.
We do not directly own any operating assets or have any operating activities apart from those conducted by PAA. All of our officers and other personnel necessary for our business to function are employed by GP LLC or our Canadian subsidiary. All of the officers of our general partner are also officers of GP LLC. Our general partner’s executive officers spend the substantial majority of their time managing the business of PAA, which benefits us as PAA’s performance will determine our success. We estimate that these officers spend less than 10% of their time on our business, as distinct from PAA’s business. The actual time devoted by these officers to managing our business as well as PAA’s will fluctuate as a result of the relative activity level between the two entities.
Our Shareholders are limited partners and do not directly or indirectly participate in our management or operation. Unlike holders of common stock in a corporation, our shareholders have only limited voting rights on matters affecting our business or governance, subject in all cases to any specific shareholder rights contained in our partnership agreement. In connection with the Simplification Transaction completed in November 2016, we expanded the voting rights of our shareholders to include the election of directors and, in 2018, we began holding annual meetings for this purpose.
Our Ownership and Voting Structure
The Simplification Transaction resulted in a structure that includes two public companies (PAA and PAGP) governed by a single Board. The Board is located at our general partner, PAGP GP. The Simplification Transaction also provided that the equity holders of both PAA and PAGP would be afforded the right to vote in the election of directors.
We have three classes of voting equity, as follows:
•
Class A shares, which are listed on Nasdaq;

•
Class B shares, which represent non-economic limited partner voting interests and are privately held by certain legacy investors and management; and

•
Class C shares, which are also non-economic limited partner voting interests. The Class C shares are held by PAA solely for the purpose of creating a mechanism through which PAA equity holders (other than Plains AAP) can participate in the election of directors of PAGP GP.

With respect to the election of directors, the Class A, Class B and Class C shares vote together as a single class. PAGP equity holders vote directly at the PAGP Annual Meeting. PAA equity holders (which include holders of PAA’s publicly held Common units and Series A preferred units) vote indirectly by instructing PAA how to vote the Class C shares that it owns on their behalf at the PAGP Annual Meeting. In order to receive voting instructions from PAA voting equity holders, PAA holds its annual meeting immediately prior to the PAGP Annual Meeting. The voting instructions received at the PAA annual meeting are “passed through” by PAA by virtue of its voting of the Class C shares at the PAGP Annual Meeting in accordance with such instructions.

On a combined basis, as of the Record Date, the voting rights of PAGP and PAA equity holders in connection with the election of directors were allocated as follows:
Voting Class	Percentage of Overall Voting Rights	Number of Voting Shares/Units
PAGP Class A Shares (Nasdaq: PAGP)	25.9%	197.9 million
PAGP Class B Shares	4.6%	35.1 million
PAGP Class C Shares
• On Behalf of PAA Common Unitholders (excluding Plains AAP) (Nasdaq: PAA)	61.9%	472.5 million
• On Behalf of PAA Series A Preferred Unitholders	7.6%	58.4 million
TOTAL	100.0%	763.9 million
The following chart further illustrates our ownership structure as of the Record Date:

Considering the overall consolidated ownership and voting structure of PAGP and PAA, the following table lists who we believe are the top 10 holders of our voting securities based on combined holdings of PAGP Class A Shares, PAGP Class B Shares, PAA Common Units (excluding Plains AAP) and PAA Series A Preferred Units. Unless otherwise noted, the reported holdings are based on Schedule 13F filings as of December 31, 2025 and other publicly available information; the table below does not take into account the holdings of investors who are not required to file a Schedule 13F or who do not otherwise publicly disclose their holdings. It should be noted that Schedule 13F requires certain institutional investment managers to report holdings over which they exercise investment discretion (i.e., the power to buy or sell securities); such institutional investment managers may or may not also have voting discretion with respect to such holdings. (Holdings in 000s)
Name	PAGP Class A Shares	PAGP Class B Shares	PAA Common Units	PAA Series A Preferred Units	Total Holdings	Percent of Consolidated Voting Structure
ALPS Advisors	1,223	—	76,052	—	77,275	10.1%
Invesco Advisors	4,370	—	33,448	—	37,818	5.0%
EMG Investments/John Raymond*	315	11,459	1,603	20,376	33,753	4.4%
Tortoise Capital Advisors	11,704	—	9,542	—	21,246	2.8%
Goldman Sachs Asset Mgmt	4,429	—	15,564	—	19,993	2.6%
Mirae Asset Global Investments	2,242	—	16,290	—	18,532	2.4%
Harvest Fund Advisors	2,022	—	13,293	—	15,315	2.0%
EnCap Investments*	—	—	—	12,679	12,679	1.7%
Chickasaw Capital Management	8,819	—	2,721	—	11,540	1.5%
UBS Financial Services	3,408	—	7,779	—	11,187	1.5%

*
Amounts in the table for these holders are as of the Record Date. All other amounts are as of December 31, 2025.

See “Security Ownership of Certain Beneficial Owners and Management” beginning on page 59 for additional information regarding beneficial ownership of our securities, including ownership by our Directors and executive officers.
Board Leadership
Mr. Chiang serves as Chairman of the Board and as CEO, and Mr. Raymond currently serves as Lead Director, having replaced Mr. Shackouls who served in that role from January 2020 until June 2025. It is the Board’s belief that rotation of the Lead Director role after approximately five years is a good governance practice. Our governing documents require that for so long as the Board Chair and CEO roles are held by the same person, one of our independent directors must serve as the Lead Director, and such governing documents also clearly delineate the respective responsibilities of the Board Chair and the Lead Director. The Lead Director is responsible for, among other things, developing and communicating the agenda for, and presiding at, meetings of the non-management directors, collaborating with the Board Chair on Board meeting agendas, working with the Board Chair to establish parameters for the quality, amount and timeliness of the information flow between management and the Board, and generally acting as a liaison between the non-management directors and the Board Chair. The Board has no set policy with respect to the separation of the offices of Board Chair and CEO; rather the Board believes it is in the best interests of PAA and PAGP for the Board to review ongoing conditions and circumstances and make an appropriate determination to separate, or maintain as combined, the CEO and Board Chair roles at the time a new CEO succeeds the current CEO, or upon a significant change in circumstances. The Board Chair/CEO regularly communicates with the Lead Director to make sure the Board is receiving the information it needs and has the opportunity to provide feedback and input to management, in each case as required for the Board to discharge its oversight role.

Board Role in Risk Oversight
With respect to the management of enterprise-level risk (“ELR”), which is the process of identifying, managing and monitoring events that present opportunities and risks with respect to the operation of our business and the creation of value for our shareholders, the Board has delegated primary responsibility to management while retaining oversight responsibility. Management evaluates short-, medium- and long-term risks on an ongoing basis and provides a formal ELR assessment to the Board at least once every year and provides updates on other areas of potential risk on at least a quarterly basis.
We believe that our Board leadership and committee structure supports the Board’s risk oversight function by facilitating open and regular communication between management and the directors, which allows informed oversight of management’s processes for identifying and managing significant risks and their impact on PAA’s business. The Board’s standing committees (Audit, Governance, Compensation and HSES) assist the Board with respect to its oversight of risks related to the specific areas of focus for each committee.
Non-Management Executive Sessions and Shareholder Communications
Non-management directors meet in executive session in connection with each regular Board meeting. These sessions are presided over by the Lead Director. As circumstances warrant, non-management directors may also meet in executive sessions of special meetings of the Board.
Interested shareholders can communicate with non-management directors regarding PAGP’s business and affairs by mail in care of the General Counsel and Secretary or in care of the Internal Audit Department at Plains All American Pipeline, L.P., 333 Clay Street, Suite 1600, Houston, Texas 77002. Commercial solicitations or communications will be disregarded.
Independence Determinations
Because we are a limited partnership, the listing standards of Nasdaq do not require that we or our general partner have a majority of independent directors on the Board. Nonetheless, the PAGP GP LLC Agreement was amended in 2019 to require that our Board have a majority of directors who are independent as defined in applicable Nasdaq and SEC rules. To be considered independent under Nasdaq listing standards, our Board must determine that a director has no relationship with us that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The applicable Nasdaq and SEC rules specify the criteria by which the independence of directors must be determined, including guidelines for directors and their immediate family members with respect to employment or affiliation with us or with our independent public accountants. The Board has assessed the independence of the eight directors who are not current or former members of management (Messrs. Burk, McCarthy, Petersen, Raymond, Shackouls and Ziemba, Ms. DeSanctis and Ms. Pruner) and has concluded that all of such directors are independent under applicable Nasdaq and SEC standards.
Mr. Raymond is associated with The Energy & Minerals Group (“EMG”) and Mr. Petersen is associated with EnCap Investments LP (“EnCap”). Affiliates of EMG and EnCap own issued and outstanding PAA Series A preferred units that represent approximately 2.7% and 1.7%, respectively, of the consolidated ownership and voting structure of PAGP and PAA (see “Our Ownership and Voting Structure” beginning on page 8). In addition, from time to time, we have engaged in business transactions with companies affiliated with EMG and EnCap, primarily involving the purchase of petroleum products from such companies. In January 2025, we also closed three transactions with companies related to EMG and EnCap involving the purchase of assets and securities. See “Certain Relationships and Related Transactions — Other” for additional information. The Board considered these matters in connection with its assessment of director independence and has determined that they do not impact Mr. Raymond’s or Mr. Petersen’s independence.
Audit Committee
Our Audit Committee reviews our external financial reporting, engages our independent auditors, reviews the adequacy of our internal accounting controls and discusses with management our major financial risk exposures and steps management has taken to monitor and control such exposures. The charter of our Audit Committee is available on our website. See “— Meetings and Other Information” for information on how to access or obtain copies of this charter. The Audit Committee currently consists of Ms. Pruner (chair), Messrs. Burk and Ziemba, and Ms. DeSanctis. As part of our ongoing board succession planning process, the Board determined that, effective February 18, 2026, Ms. Pruner would become chair of the Audit Committee, replacing Mr. Burk who stepped down as committee chair. In order to ensure a smooth and seamless transition, Mr. Burk remained on the committee. The Board has determined that each member of our Audit Committee is (i) independent under applicable Nasdaq and SEC rules, and (ii) financially literate. The Board has also determined that each of Mr. Burk and Ms. Pruner qualifies as an Audit Committee Financial Expert as that term is defined in Item 407 of Regulation S-K.
Compensation Committee; Compensation Committee Interlocks and Insider Participation
Although not required by Nasdaq listing standards, we have a Compensation Committee that reviews and makes recommendations to the Board regarding the compensation for our executive officers and administers our long-term equity incentive plans for officers and key employees. The Compensation Committee has delegated limited authority to the CEO to administer our long-term incentive plans with respect to employees and non-Section 16 officers below the Senior Vice President level. The charter of our Compensation Committee is available on our website. See “— Meetings and Other Information” for information on how to access or obtain copies of this charter. The Compensation Committee currently consists of Messrs. Shackouls (chair), Burk, Petersen and Raymond. As part of our ongoing board succession planning process, the Board determined that, effective June 1, 2025, Mr. Shackouls would become chair of the Compensation Committee, replacing Mr. Raymond who stepped down as committee chair. In order to ensure a smooth and seamless transition, Mr. Raymond remained on the committee. Mr. Burk joined the Compensation Committee in February 2026. Under applicable Nasdaq rules, none of the members of our Compensation Committee are required to be independent; however, the charter of our Compensation Committee requires that all members of the committee be independent and the Board has determined that all of the current members of the Compensation Committee are independent under applicable Nasdaq and SEC standards. The Compensation Committee has the sole authority to retain any compensation consultants to assist the committee. Since 2019, the Compensation Committee has engaged Meridian Compensation Partners, LLC (“Meridian”), a leading compensation consulting firm, to conduct independent annual reviews and peer comparison studies with respect to our executive compensation program and practices.
During 2025, none of the members of the Compensation Committee was an officer or employee of ours or any of our subsidiaries, or served as an officer of any company with respect to which any of our executive officers served on such company’s board of directors. In addition, none of the members of the Compensation Committee are former officers of ours or any of our subsidiaries.
Governance Committee
Although not required by Nasdaq listing standards, we also have a Governance Committee that periodically reviews our governance structure, policies and principles, oversees the Board’s annual self-assessment and committee and individual director evaluation processes, and assists with succession planning and other governance-related activities, including identifying and assessing director nominees. See “Proposal 1 — Election of Class I Directors — Director and Nominee Experience and Qualifications” for additional information regarding activities of our Governance Committee. The charter of our Governance Committee is available on our website. See “— Meetings and Other Information” for information on how to access or obtain copies of this charter. The Governance Committee currently consists of Messrs. Raymond (chair), McCarthy, Petersen and Shackouls. As part of our ongoing board succession planning process, the Board determined that, effective June 1, 2025, Mr. Raymond would join the Governance Committee as Chair, replacing Mr. Shackouls who stepped down as committee chair. In order to ensure a smooth and seamless transition, Mr. Shackouls remained on the committee. In connection with her appointment as chair of the Audit Committee in February 2026, Ms. Pruner stepped down as a member of the Governance Committee. Under applicable Nasdaq rules, none of the members of our Governance Committee are required to be independent; however, the charter of our

Governance Committee requires that all members of the committee be independent and the Board has determined that all of the current members of the Governance Committee are independent under applicable Nasdaq and SEC standards.
HSES Committee
The HSES Committee assists the Board in its evaluation and oversight of our (i) management of HSES matters, including compliance with applicable laws and regulations; (ii) management of systems and plans to protect the health and safety of employees, contractors, customers, the environment, the communities where we operate, our assets, and our reputation; and (iii) plans to adjust to HSES trends and related risks to more effectively achieve our long-term business and sustainability objectives. Through the discharge of its oversight responsibilities, the HSES Committee facilitates the efforts of management to further strengthen our focus on sustainability and certain ESG matters. The charter of our HSES Committee is available on our website. See “— Meetings and Other Information” for information on how to access or obtain copies of this charter. The HSES Committee currently consists of Messrs. Ziemba (chair) and McCarthy and Ms. DeSanctis. The Board has determined that all of the current members of the HSES Committee are independent under applicable Nasdaq and SEC standards.
Meetings and Other Information
During 2025, our Board had eight meetings, our Audit Committee had nine meetings, our Compensation Committee had two meetings, our Governance Committee had one meeting and our HSES Committee had four meetings. In addition, members of our Compensation Committee and Governance Committee held numerous conference calls and discussions throughout the year on various compensation and governance-related matters. All directors have access to members of management, and a substantial amount of information transfer and informal communication occurs between meetings. In 2025, all of our directors attended all meetings of the Board and applicable committees of the Board on which the director served, other than one Board member who missed one meeting. Board members are encouraged, but not required, to attend our annual meetings; eight Board members attended our annual meeting in 2025.
All of our standing committees have charters. Our committee charters and governance guidelines, as well as our Code of Business Conduct (which describes our Core Values) and our Code of Ethics for Senior Financial Officers (which applies to our principal executive officer, principal financial officer and principal accounting officer), are available under the Governance tab in the Investor Center section of our Internet website at http://www.plains.com. We intend to disclose any amendment to or waiver of the Code of Ethics for Senior Financial Officers and any waiver of our Code of Business Conduct on behalf of an executive officer or director either on our Internet website or in an 8-K filing. We regularly post important information on our website, including information regarding our sustainability efforts.
Conflicts Committee/Fiduciary Duties
Our partnership agreement provides for the establishment of a conflicts committee as circumstances warrant to review conflicts of interest between us and our limited partners, on the one hand, and our general partner, its owners and their respective affiliates, on the other hand. Such committee would consist of a minimum of two independent, non-employee members of the Board. Our partnership agreement provides that any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to us, approved by all of our partners, and not a breach by our general partner of any duties owed to us or our shareholders. See “Certain Relationships and Related Transactions — Review, Approval or Ratification of Transactions with Related Persons.”
Our general partner is liable for all of our debts (to the extent not paid from our assets), except for indebtedness or other obligations that are made specifically non-recourse to it. Our general partner has the sole discretion to incur indebtedness or other obligations on our behalf on a non-recourse basis to the general partner. Although our general partner has not exercised such discretion in the past, it may do so in the future.

PROPOSAL 1 — ELECTION OF CLASS I DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF WILLIE CHIANG, ELLEN DESANCTIS, ALEXANDRA PRUNER AND LAWRENCE ZIEMBA TO SERVE AS A CLASS I DIRECTOR ON OUR GENERAL PARTNER’S
BOARD OF DIRECTORS UNTIL THE 2029 ANNUAL MEETING.
Board Structure
General Overview and Board Makeup. Our Board has responsibility for managing the business and affairs of PAGP and PAA. The Board currently has 11 members, including the CEO, who also serves as Chairman of the Board and President. As contemplated by our governing documents, because the roles of CEO and Board Chair are held by the same person, the Board has designated one of our independent directors to serve as Lead Director. Mr. Raymond currently serves as Lead Director, having replaced Mr. Shackouls who served in that role from January 2020 until June 2025. It is the Board’s belief that rotation of the Lead Director role after approximately five years is a good governance practice. Our governing documents also require that at least a majority of directors must meet the independence requirements of the national securities exchange on which the securities of PAA and PAGP are listed (currently Nasdaq).
The Board is divided into three staggered classes such that the terms for the directors within each class expire on a rotating three-year basis, as set forth below. The Board (excluding directors whose terms are expiring) and, subject to certain ownership and notice requirements, holders of Class A, B or C shares have the right to nominate individuals to stand for election at an annual meeting. For a description of such ownership and notice requirements, see “Director Nominations and Shareholder Proposals for the 2027 Annual Meeting” on page 70.
Individuals elected at an annual meeting will serve for a term of three years, subject to their earlier resignation, death or removal. If an individual is elected to the Board to fill a vacancy, that director will have the same remaining term as his or her predecessor. All directors standing for election at the 2026 PAA and PAGP Annual Meetings were nominated by the Board (excluding the vote of the directors whose terms are expiring); no other nominations were received.
	Independent	Audit Committee	Compensation Committee	Governance Committee	HSES Committee	Board Chair	Lead Director
Class I Directors (Term expires 2026)
Willie Chiang, Chairman of the Board, CEO and President*
Ellen DeSanctis*
Alexandra D. Pruner*
Lawrence M. Ziemba*
Class II Directors (Term expires 2028)
Victor Burk
Kevin S. McCarthy
Harry N. Pefanis, Senior Advisor to the CEO (former President)
Gary R. Petersen
Class III Directors (Term expires 2027)
Greg L. Armstrong, Senior Advisor to the CEO (former Chairman of the Board and CEO)
John T. Raymond
Bobby S. Shackouls

*
Nominated by the Board for election at the 2026 Annual Meeting.

   Determined by the Board to be independent under applicable Nasdaq and SEC rules.

   Company Employee — independence has not been assessed by the Board.

   Committee Member

   Committee Chair

   Board Chair

   Lead Director

Director and Nominee Experience and Qualifications
With respect to any director nominations made by the Board in connection with annual director elections or in the event of a vacancy on the Board, in each case to the extent requested by the Chairman of the Board, the Governance Committee assists in identifying and screening potential candidates. The Governance Committee makes its recommendations based on an assessment of the skills, experience and attributes of the candidate in the context of the needs of the Board. It is the policy and practice of the Governance Committee and the Board to consider a candidate’s background and attributes in connection with the process of identifying and assessing potential Board candidates.
Our board assessment, refreshment and succession planning process involves (i) the periodic assessment of the skills, background and experience of our directors, which is used to identify potential enhancement areas relative to the ideal mix of skills, background and experience for our board, (ii) the development and maintenance of a board succession plan that identifies near and longer-term actions and includes succession plans for each board committee, and (iii) the annual evaluation by each director of the performance of every other director in a variety of categories that directly impact overall board performance and effectiveness. Board succession planning efforts and individual director evaluations are updated on a regular basis with assistance and oversight of the Governance Committee. The Governance Committee also oversees the Board’s annual self-assessment process as well as the process by which the Board assesses the effectiveness of the Board and its various committees.
In evaluating director nominees and in reviewing the qualifications and experience of the directors continuing in office, the Governance Committee and Board consider a variety of factors, including independence, financial literacy, personal and professional accomplishments, attributes, background and experience in light of the needs of the Board. For incumbent directors, factors also include past performance on the Board. The Board has determined that it is beneficial to have individuals on the Board with the following skills, experiences and attributes (See the Director Skills Matrix below for an overview of the skills, experiences and attributes of our current Board members):

•
Public Company Experience (Officer/Director)

•
Finance/Accounting

•
Business Development/Strategy/Commercial

•
Governance/Government Relations/Legal

•
Operations/Engineering/Construction/Technical

• Industry Experience (Upstream/Midstream/Downstream) • Private Equity • International • Cybersecurity/IT

Director Skills Matrix
	Armstrong	Burk	Chiang	DeSanctis	McCarthy	Pefanis	Petersen	Pruner	Raymond	Shackouls	Ziemba
Public Company Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Finance/Accounting	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Business Development/ Strategy/Commercial	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Governance/Government Relations/Legal	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Operations/Engineering/ Construction/ Technical	✓		✓	✓		✓			✓	✓	✓
Industry Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Private Equity					✓		✓		✓
International	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓
Cybersecurity/IT			✓

Class I Directors Standing for Election at the 2026 PAA and PAGP Annual Meetings
The Board has nominated Mr. Chiang, Ms. DeSanctis, Ms. Pruner and Mr. Ziemba, current Class I directors, for election at the 2026 PAA and PAGP Annual Meetings. Each nominee has consented to serve if elected and, if elected, will serve until the 2029 annual meeting, subject to their earlier resignation, death or removal. If any of the nominees becomes unavailable to serve as a director prior to the 2026 PAA and PAGP Annual Meetings, the Board may designate a substitute nominee, or the Board may decide to reduce the size of the Board. In the case of a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.
WILLIE CHIANG Not Independent PAGP/PAA Director since 2017 Chairman, CEO and President Committees: None Other Current Public Company Boards: Delta Airlines
Willie Chiang, age 65, has served as a director of PAGP GP since February 2017, as Chief Executive Officer of PAGP GP and GP LLC since October 2018, as Chairman of the Board since January 2020 and as President since Mr. Pefanis’ retirement in June 2025. Mr. Chiang served as Executive Vice President and Chief Operating Officer of PAGP GP and GP LLC from January 2018 until October 2018. He also served as Executive Vice President and Chief Operating Officer (U.S.) of PAGP GP and GP LLC from August 2015 through December 2017. Prior to joining Plains, Mr. Chiang served as Executive Vice President — Operations for Occidental Petroleum Corporation from 2012 until 2015. From 1996 until 2012, he served in various positions at ConocoPhillips, including most recently as Senior Vice President — Refining, Marketing, Transportation and Commercial. He currently serves on the board of Delta Airlines and previously served on the boards of DCP Midstream and Chevron Phillips Chemical. He also serves on the board of Performing Arts Houston. Mr. Chiang serves as a director of the Federal Reserve Bank of Dallas, Houston Branch, and is a member of the Energy Advisory Council. He serves as chair of the American Fuel & Petrochemical Manufacturers (AFPM) trade association and is also involved in a number of other industry organizations including the American Petroleum Institute (API) and National Petroleum Council. He received a BS in Mechanical Engineering from South Dakota School of Mines and Technology and completed the Advanced Management Program at the University of Pennsylvania. Mr. Chiang’s role as CEO and President and his broad experience in the energy industry, together with his leadership capabilities and strategic focus, make him highly qualified to serve on the Board.

Board Qualifications/ Attributes:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Governance/Government Relations/Legal

•
Operations/Engineering/ Construction/Technical

•
Industry Experience

•
International

•
Cybersecurity/IT

ELLEN R. DESANCTIS Independent PAGP/PAA Director since 2022 Committees: Audit HSES
Ellen R. DeSanctis, age 69, has served as a director of PAGP GP since August 2022. She has served as a Senior Counselor at H/Advisors Abernathy since September 2024. She previously served as Senior Vice President of Corporate Relations for ConocoPhillips, where she worked from 2012 until her retirement in 2022. In that capacity, she was responsible for investor relations, corporate communications and charitable programs. Prior to ConocoPhillips, Ms. DeSanctis had responsibility for similar functions, as well as strategic planning roles, for a number of upstream energy companies, including Petrohawk Energy Corporation, Rosetta Resources, Burlington Resources, Vastar Resources and ARCO. Ms. DeSanctis spent her early career as an engineer for Shell Oil Company. Ms. DeSanctis served on the board of SilverBow Resources, Inc. from November 2023 until August 2024. She also served as past chair of the Girl Scouts of San Jacinto Council. Ms. DeSanctis holds a BA in Geological and Geophysical Sciences from Princeton University and an MBA from UCLA. Ms. DeSanctis’s diverse, strategic and stakeholder-focused background brings a valuable perspective to the Board.

Board Qualifications/ Attributes:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Governance/Government Relations/Legal

•
Operations/Engineering/ Construction/Technical

•
Industry Experience

•
International

ALEXANDRA D. PRUNER Independent PAGP/PAA Director since 2018 Committees: Audit (Chair) Other Current Public Company Boards: NRG Energy, Inc.
Alexandra D. Pruner, age 64, has served as a director of PAGP GP since December 2018. Ms. Pruner has served as a Senior Advisor of Perella Weinberg Partners (“PWP”), a global independent advisory firm providing strategic and financial advice and asset-management services, and its energy division, Tudor, Pickering, Holt & Co., since December 2018. She previously served as Partner and Chief Financial Officer of PWP from December 2016 through November 2018. She served as CFO and a member of the Management Committee at Tudor, Pickering, Holt & Co. from the firm’s founding in 2007 until its combination with PWP in 2016. Ms. Pruner served as a director and member of the audit committee of Anadarko Petroleum Corporation from November 2018 until its sale in August 2019. She has also served as a director of NRG Energy, Inc. since October 2019 and as chair of NRG’s audit committee since August 2024. She also served as chair of the board of Malta Inc. from April 2022 through December 2025, and as a director of Encino Acquisition Partners, LLC from November 2019 and as chair of the Encino board from December 2021 until the company’s sale to EOG Resources in August 2025. She is the founder and an advisory board member of the Women’s Global Leadership Conference in Energy and she also serves as chair of the Texas Medical Center Board, among other volunteer efforts. Ms. Pruner holds a BA in Economics from Brown University. Ms. Pruner’s extensive experience in the energy industry from a variety of perspectives, along with her strong finance and investment banking background, make her uniquely qualified to serve on the Board.

Board Qualifications/ Attributes:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Governance/Government Relations/Legal

•
Industry Experience

•
International

LAWRENCE M. ZIEMBA Independent PAGP/PAA Director since 2020 Committees: Audit HSES (chair) Other Current Public Company Boards: PBF Energy
Lawrence M. Ziemba, age 70, has served as a director of PAGP GP since January 2020. Mr. Ziemba served as Executive Vice President, Refining, and on the executive committee of Phillips 66 from May 2012 until his retirement in December 2017. From 2001 to May 2012, he served in various downstream positions with ConocoPhillips, including President, Global Refining, and chairman of WRB LLC, a downstream joint venture with Cenovus, a Canadian oil producer. He also held various positions of increasing responsibility with Tosco/Unocal from 1977 to 2001. He has held a number of industry leadership positions, including with API and AFPM. Mr. Ziemba has served on the board of directors of PBF Energy since 2023. From 2020 through 2022 he served as a director of PBF Logistics GP LLC. He also serves as chair of the board of trustees of Duchesne Academy in Houston. Mr. Ziemba received a BS in mechanical engineering from the University of Illinois — Champaign and an MBA from the University of Chicago. We believe that his operations, technical and project management expertise, coupled with his business sense and understanding of strategic positioning in the energy space, adds a diverse operating and downstream perspective to the Board.

Board Qualifications/ Attributes:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Governance/Government Relations/Legal

•
Operations/Engineering/ Construction/Technical

•
Industry Experience

•
International

Other Directors (Directors with terms expiring after the 2026 PAA and PAGP Annual Meetings)
Class II Directors (terms expire in 2028):
VICTOR BURK Independent PAGP/PAA Director since 2010 Committees: Audit Compensation
Victor Burk, age 76, has served as a director of PAGP GP since January 2014. He served as a Senior Advisor for Alvarez and Marsal, a privately owned professional services firm, from January 2023 until his retirement in October 2024. He also served as Managing Director of Alvarez and Marsal from April 2009 through December 2022. From 2005 to 2009, Mr. Burk was the global energy practice leader for Spencer Stuart, a privately owned executive recruiting firm. Prior to joining Spencer Stuart, Mr. Burk served as managing partner of Deloitte & Touche’s global oil and natural gas group from 2002 to 2005. He began his professional career in 1972 with Arthur Andersen and served as managing partner of Arthur Andersen’s global oil and natural gas group from 1989 until 2002. Mr. Burk served on the board of directors and audit committee of EV Energy Partners, L.P. from September 2006 until June 2018. Mr. Burk served as a director and as chair of the audit committee of PNGS GP LLC, the general partner of PAA Natural Gas Storage, L.P., from April 2010 through December 2013. Mr. Burk also serves as a board member of the Sam Houston Area Council of the Boy Scouts of America. He received a BBA in Accounting from Stephen F. Austin State University, graduating with highest honors. We believe that Mr. Burk’s background, spanning over 30 years of extensive public accounting and consulting experience in the energy industry, coupled with his demonstrated leadership abilities, bring valuable experience and insight to the Board.

Board Qualifications/ Attributes:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Governance/Government Relations/Legal

•
Industry Experience

•
International

KEVIN S. MCCARTHY Independent PAGP/PAA Director since 2020 Committees: Governance HSES Other Current Public Company Boards: Kinetik Holdings Inc. Chord Energy Corporation
Kevin S. McCarthy, age 66, has served as a director of PAGP GP since October 2020. He served as Vice Chairman at Kayne Anderson from 2019 to 2023. During his 19-year tenure at Kayne Anderson, he co-founded the firm’s energy infrastructure securities activities, and served as CEO and Chairman of the Board of Directors for Kayne Anderson’s closed-end funds. Prior to joining Kayne Anderson in 2004, Mr. McCarthy was global head of energy investment banking at UBS Securities LLC and held similar positions at PaineWebber Incorporated and Dean Witter Reynolds. Mr. McCarthy serves as a director of Kinetik Holdings Inc. and Chord Energy Corporation, and previously served as a director of Whiting Petroleum Corporation (Chairman), Altus Midstream Company, Range Resources Corporation, ONEOK, Inc., Emerge Energy Services LP and K-Sea Transportation Partners L.P. He also sits on the board of directors of the Gladney Fund, a Fort Worth based adoption agency. Mr. McCarthy earned a BA in economics and geology from Amherst College and an MBA in Finance from the Wharton School at the University of Pennsylvania. Mr. McCarthy’s extensive investment management background and involvement in the energy sector, along with the breadth and depth of his market and industry knowledge, brings substantial experience, insight and skill to the Board.

Board Qualifications/ Attributes:
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Public Company Experience

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Finance/Accounting

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Business Development/ Strategy/Commercial

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Governance/Government Relations/Legal

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Industry Experience

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Private Equity

HARRY N. PEFANIS Not Independent PAGP/PAA Director since 2017 Former President Committees: None
Harry N. Pefanis, age 68, has served as a director of PAGP GP since February 2017 and served as President of PAGP GP and GP LLC from March 2021 until his retirement effective June 1, 2025. He currently serves as a Senior Advisor to the CEO. He previously served as President and Chief Commercial Officer of PAGP GP and GP LLC from January 2018 until March 2021. He served as President and Chief Operating Officer of GP LLC from PAA’s formation in 1998 through December 2017, and as President and Chief Operating Officer of PAGP GP from July 2013 through December 2017. He was also a director of PAA’s former general partner. In addition, he was Executive Vice President — Midstream of Plains Resources from May 1998 to May 2001, and he previously served in various roles of increasing responsibility from 1983 to 1998. Mr. Pefanis served as a director of Oasis Midstream Partners, L.P. from July 2018 until February 2022. Mr. Pefanis currently serves as a director of the Memorial Hermann Health System. He is also a director of the Memorial Hermann Foundation and a trustee of the University of Oklahoma Foundation. Mr. Pefanis’s involvement with PAA since its formation and his considerable operational, commercial, accounting and financial experience brings important and valuable skills to the Board.

Board Qualifications/ Attributes:
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Public Company Experience

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Finance/Accounting

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Business Development/ Strategy/Commercial

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Governance/Government Relations/Legal

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Operations/Engineering/ Construction/Technical

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Industry Experience

•
International

GARY R. PETERSEN Independent PAGP/PAA Director since 2001 Committees: Compensation Governance
Gary R. Petersen, age 79, has served as a director of PAGP GP since November 2016. He served as a director of PAA’s general partner from June 2001 until November 2016. Mr. Petersen is a Managing Partner of EnCap, an investment management firm which he co-founded in 1988. He also served as a director of EV Energy Partners, L.P. from September 2006 until June 2018. He had previously served as Senior Vice President and Manager of the Corporate Finance Division of the Energy Banking Group for RepublicBank Corporation. Prior to his position at RepublicBank, he was Executive Vice President and a member of the Board of Directors of Nicklos Oil & Gas Company from 1979 to 1984. He served from 1970 to 1971 in the U.S. Army as a First Lieutenant in the Finance Corps and as an Army Officer in the Army Security Agency. He is a member of the Independent Petroleum Association of America, the Houston Producers Forum and the Petroleum Club of Houston. Mr. Petersen is a director of the Memorial Hermann Health System and the Houston Museum of Natural Science. He also sits on the board of trustees of The Council on Recovery. Mr. Petersen holds BBA and MBA degrees in finance from Texas Tech University. Mr. Petersen has been involved in the energy sector for over 35 years, garnering extensive knowledge of the energy sectors’ various cycles, as well as the current market and industry knowledge that comes with management of billions of dollars of energy-related investments. In tandem with the leadership qualities evidenced by his executive background, we believe that Mr. Petersen brings numerous valuable attributes to the Board.

Board Qualifications/ Attributes:
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Public Company Experience

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Finance/Accounting

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Business Development/ Strategy/Commercial

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Governance/Government Relations/Legal

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Industry Experience

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Private Equity

•
International

Class III Directors (terms expire in 2027):
GREG L. ARMSTRONG Not Independent PAGP/PAA Director since 1998 Former Chairman and CEO Committees: None
Greg L. Armstrong, age 67, has served as a director of PAGP GP since 2013. He has also served as a Senior Advisor to the CEO since January 1, 2020. Mr. Armstrong served as Chairman of the Board of PAGP GP from July 2013 through December 31, 2019 and as Chief Executive Officer of PAGP GP from July 2013 until his retirement from such position in October 2018. He also served as Chief Executive Officer of GP LLC from PAA’s formation in 1998 until his retirement from that position in October 2018. He served as a director of PAA’s general partner or former general partner from PAA’s formation until November 2016 when the Board of PAGP GP assumed responsibility for PAA in addition to PAGP and Plains AAP. In addition, he was President, Chief Executive Officer and director of Plains Resources Inc. from 1992 to May 2001 and served in various roles of increasing responsibility from 1981 to 1992. Mr. Armstrong served as a director of the Federal Reserve Bank of Dallas from 2015 to 2021, retiring as Chair at the end of 2021. Mr. Armstrong also served as a director of NOV, Inc. and its predecessors from 2004 to May 2025, including serving as lead director from May 2023 until May 2025. Mr. Armstrong currently serves as chair of the board of the Memorial Hermann Health System. Mr. Armstrong also serves on the board of the Houston Zoo and is a member of the advisory board of the Maguire Energy Institute at the Cox School of Business at Southern Methodist University, the Baker Institute and Veriten, and is a past Chairman of the National Petroleum Council. Mr. Armstrong’s experience with PAA since its formation, including as former Chairman and CEO, and his long-time involvement in the energy industry, provide the Board with invaluable insight and perspective.

Board Qualifications/ Attributes:
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Public Company Experience

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Finance/Accounting

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Business Development/ Strategy/Commercial

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Governance/Government Relations/Legal

•
Operations/Engineering/ Construction/Technical

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Industry Experience

•
International

JOHN T. RAYMOND Lead Director Independent PAGP/PAA Director since 2010 Committees: Compensation Governance (chair) Other Current Public Company Boards: NGL Energy Holdings LLC
John T. Raymond, age 55, has served as a director of PAGP GP since October 2013 and as Lead Director since June 2025. He served as a director of PAA’s general partner from December 2010 until November 2016. Mr. Raymond is the founder and majority owner of EMG, which is the management company for a series of specialized private equity funds. EMG was founded in 2006 and focuses on investing across various facets of the global natural resource industry including the upstream and midstream segments of the energy complex. As of September 30, 2025, EMG had approximately $12 billion of assets under management. From 1998 until founding EMG, Mr. Raymond held various executive leadership positions with several energy companies, including Plains Resources Inc. (the publicly traded predecessor company to Vulcan Energy), Plains Exploration and Production Company, Kinder Morgan, Inc. and Ocean Energy, Inc. From 1992 to 1998, he was a Vice President with Howard Weil Labouisse Friedrichs, Inc. Mr. Raymond has been a direct or indirect owner of PAA’s general partner since 2001 and served on the board of PAA’s general partner from 2001 to 2005. He serves on numerous other private company boards and currently serves on the board of NGL Energy Holdings LLC, the general partner of NGL Energy Partners, L.P. Mr. Raymond received a BSM degree from the A.B. Freeman School of Business at Tulane University with dual concentrations in finance and accounting and currently sits on the board of the Business School Council. He also serves as a director on the board of the American Heart Association, as a member of the MD Anderson Cancer Center Board of Visitors, UT Medicine Executive Advisory Board and is a former member of YPO. We believe that Mr. Raymond’s experience with investment in and management of a variety of upstream and midstream assets and operations provides a valuable resource to the Board.

Board Qualifications/ Attributes:
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Public Company Experience

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Finance/Accounting

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Business Development/ Strategy/Commercial

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Governance/Government Relations/Legal

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Operations/Engineering/ Construction/Technical

•
Industry Experience

•
Private Equity

•
International

BOBBY S. SHACKOULS Independent PAGP/PAA Director since 2010 Committees: Compensation (chair) Governance
Bobby S. Shackouls, age 75, has served as a director of PAGP GP since January 2014 and served as Lead Director from January 2020 until June 2025. Mr. Shackouls served as Chairman of Burlington Resources Inc. from 1997 until its acquisition by ConocoPhillips in 2006, and he continued to serve on the ConocoPhillips Board of Directors until his retirement in May 2011. Prior thereto, Mr. Shackouls served as President and Chief Executive Officer of Meridian Oil, Inc., a wholly owned subsidiary of Burlington Resources, from 1994 to 1995, and as President and Chief Executive Officer of Burlington Resources from 1995 until 2006. Mr. Shackouls served as a director of The Kroger Co. from 1999 until January 2021, as a director of Oasis Petroleum from 2012 until November 2020, and as a director of Quintana Energy Services from January 2019 until July 2020. He served as a director and member of the audit committee of PNGS GP LLC, the general partner of PAA Natural Gas Storage, L.P., from April 2010 through December 2013. We believe that Mr. Shackouls’ extensive experience within the energy industry offers valuable perspective and, in tandem with his long history of leadership as the CEO of a public company, make him highly qualified to serve as a member of the Board.

Board Qualifications/ Attributes:
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Public Company Experience

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Finance/Accounting

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Business Development/ Strategy/Commercial

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Governance/Government Relations/Legal

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Operations/Engineering/ Construction/Technical

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Industry Experience

•
International

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers (for purposes of Item 401(b) of Regulation S-K) as of the date of this proxy statement. Executive officers are appointed by the Board. There is no family relationship between any executive officer and director.
Name	Age (as of 3/23/26)	Position
Willie Chiang*	65	Chairman of the Board, Chief Executive Officer and President
Al Swanson	62	Executive Vice President and Chief Financial Officer
Richard K. McGee	65	Executive Vice President, General Counsel and Secretary
Chris R. Chandler	54	Executive Vice President and Chief Operating Officer
Jeremy L. Goebel	48	Executive Vice President and Chief Commercial Officer
Chris Herbold	53	Senior Vice President, Finance and Chief Accounting Officer

*
Biographical information for Mr. Chiang is located under Proposal 1 — Election of Class I Directors.

Al Swanson has served as Executive Vice President and Chief Financial Officer of GP LLC since February 2011. He previously served as Senior Vice President and Chief Financial Officer from November 2008 through February 2011, as Senior Vice President — Finance from August 2008 until November 2008 and as Senior Vice President — Finance and Treasurer from August 2007 until August 2008. He served as Vice President — Finance and Treasurer from August 2005 to August 2007, as Vice President and Treasurer from February 2004 to August 2005 and as Treasurer from May 2001 to February 2004. In addition, he held finance related positions at Plains Resources including Treasurer from February 2001 to May 2001 and Director of Treasury from November 2000 to February 2001. Prior to joining Plains Resources, he served as Treasurer of Santa Fe Snyder Corporation from 1999 to October 2000 and in various capacities at Snyder Oil Corporation including Director of Corporate Finance from 1998, Controller — SOCO Offshore, Inc. from 1997, and Accounting Manager from 1992. Mr. Swanson began his career with Apache Corporation in 1986 serving in internal audit and accounting. Mr. Swanson also serves as Executive Vice President and Chief Financial Officer of PAGP GP.
Richard K. McGee has served as Executive Vice President, General Counsel and Secretary of GP LLC since February 2013. He served as Vice President, General Counsel and Secretary from March 2012 until February 2013 and served as Vice President and Deputy General Counsel from August 2011 through March 2012. He also served as Vice President — Legal and Business Development of PAA’s natural gas storage business from September 2009 through March 2012. From January 1999 to July 2009, he was employed by Duke Energy, serving as President of Duke Energy International from October 2001 through July 2009 and serving as general counsel of Duke Energy Services from January 1999 through September 2001. He previously spent 12 years at Vinson & Elkins L.L.P., where he was a partner with a focus on acquisitions, divestitures and development work for various clients in the energy industry. Mr. McGee also serves as Executive Vice President, General Counsel and Secretary of PAGP GP.
Chris R. Chandler has served as Executive Vice President and Chief Operating Officer of GP LLC since March 2019. He served as Senior Vice President — Strategic Planning and Acquisitions since joining Plains in May 2018 until March 2019. Mr. Chandler has more than 30 years of energy industry experience. Prior to joining Plains, he served in a number of leadership roles at Phillips 66, most recently as General Manager — Corporate Strategy, and previously as General Manager — Midstream Commercial and Business Development, as well as numerous leadership roles in refining. Mr. Chandler also serves as Executive Vice President and Chief Operating Officer of PAGP GP.
Jeremy L. Goebel has served as Executive Vice President and Chief Commercial Officer since March 2021. He previously served as Executive Vice President — Commercial of GP LLC from March 2019 until March 2021, as Senior Group Vice President — Commercial from May 2018 to March 2019, as Senior Vice President — Acquisitions and Strategic Planning from April 2017 until

May 2018, as Vice President — Acquisitions and Strategic Planning from July 2015 until April 2017, as Assistant Vice President — Lease Supply from July 2014 until July 2015, and as Managing Director —  Acquisitions and Strategic Planning from January 2013 until July 2014. Prior to joining Plains in 2013, he was employed by Simmons & Company International. Mr. Goebel has over 25 years of energy and investment banking experience. Mr. Goebel also serves as Executive Vice President and Chief Commercial Officer of PAGP GP.
Chris Herbold has served as Senior Vice President, Finance and Chief Accounting Officer of GP LLC since August 2021, and served as Senior Vice President and Chief Accounting Officer of GP LLC from August 2018 until August 2021. He served as Vice President — Accounting and Chief Accounting Officer from August 2010 until August 2018. He served as Controller of PAA from 2008 until August 2010. He previously served as Director of Operational Accounting from 2006 to 2008, Director of Financial Reporting and Accounting from 2003 to 2006 and Manager of SEC and Financial Reporting from 2002 to 2003. Prior to joining PAA in April 2002, Mr. Herbold spent seven years working for the accounting firm Arthur Andersen LLP. Mr. Herbold also serves as Senior Vice President, Finance and Chief Accounting Officer of PAGP GP.

EXECUTIVE COMPENSATION
Compensation Committee Report
The Compensation Committee reviews and makes recommendations to the Board regarding the compensation for our executive officers and directors. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed the following Compensation Discussion and Analysis (sometimes referred to as “CD&A”) with management and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Bobby S. Shackouls, Chair
Victor Burk
Gary R. Petersen
John T. Raymond
Compensation Discussion and Analysis1
For 2025, our Named Executive Officers (sometimes referred to as “NEOs”) include our CEO and President, our CFO, and the three most highly compensated executive officers (other than our CEO and CFO). Our NEOs for 2025 include the following individuals:
Named Executive Officer	Title
Willie Chiang	Chairman, Chief Executive Officer and President
Al Swanson	EVP and Chief Financial Officer
Richard McGee	EVP, General Counsel and Secretary
Chris Chandler	EVP and Chief Operating Officer
Jeremy Goebel	EVP and Chief Commercial Officer
2025 Executive Compensation Highlights
The discussion set forth below in this Compensation Discussion and Analysis describes our current approach to executive compensation and elaborates upon the various actions taken and adjustments made with respect to our executive compensation program for 2025. Highlights include:
•
Adjustments to Annual Compensation Elements: Following its annual review in February 2025, the Compensation Committee approved adjustments to NEO base salaries to support retention and maintain competitive positioning relative to peers, taking updated market data and individual considerations into account. Additionally, the annual LTIP target (as a percentage of base salary) for Mr. Chiang was increased. Additional information regarding our annual compensation elements is described below.

•
Annual Bonus: Considering PAA’s strong performance on HSE metrics and management’s very strong performance with respect to strategic positioning for 2026 during a challenging year, NEO bonuses paid out at 131% of target. Additional information regarding our 2025 bonus program is described below.

•
Long-Term Incentive Matters: Time-based and performance-based long-term incentive awards granted in 2022 vested (became payable 1 for 1 in PAA common units) in August 2025. Taking all vesting criteria into account, the 2022 grants paid out at 127.5% of target. Consistent with our annual practice, in August 2025 we granted long-term equity incentive awards to our NEOs,

1
Our Named Executive Officers are employed by GP LLC and spend the substantial majority of their time managing the business of PAA, which benefits us as PAA’s performance will determine our success. We do not have operations that are separate from PAA and we do not separately compensate our Named Executive Officers for any services provided to us. As a result, this CD&A describes the compensation of our Named Executive Officers as it related to their services performed on behalf of PAA during 2025.

50% of which are time-based and 50% of which are performance-based with vesting based on Total Shareholder Return (“TSR”) and Distributable Cash Flow per common unit equivalent (“DCF/CUE”) results measured over a cumulative three-year performance period. In addition, to support the retention of our CEO for up to five more years, continued execution of key strategic initiatives and the development of potential successors, we extended the expiration date of our CEO’s promotional grant originally awarded in 2018. Lastly, to provide incremental retention incentive to remain with Plains to drive key initiatives and support long-term succession planning, we granted special retention long-term incentive awards to two of our NEOs who are proven leaders and critical to the future leadership and success of Plains. Additional information regarding our long-term incentive awards is described below.
Executive Compensation General Philosophy and Approach
Our executive compensation philosophy emphasizes pay for performance, at both an individual and entity level, and places a significant portion of each Named Executive Officer’s compensation at risk. We believe this approach aligns the interests of our executive officers with the interests of our equity holders and at the same time allows us to attract, motivate and retain key executives. The table below highlights some of the key features of our executive compensation program:
What We Do	What We Don’t Do

✓
We emphasize pay for performance

✓
Over 80% of target NEO compensation is variable and/or at risk

✓
Our annual bonus program is 100% performance based with payout based on a formulaic framework

✓
50% of NEO long-term equity incentives are performance based, requiring performance over a multi-year period

✓
Compensation program design mitigates against excessive risk taking

✓
Independent compensation consultant

✓
Regular investor engagement on compensation and other matters

✓
Equity Ownership Guidelines for executive officers and directors

✓
Clawback Policy that applies to incentive-based and other compensation

No guaranteed bonuses

No excise tax gross ups

Directors and officers are prohibited from hedging or pledging company securities

Our equity plan prohibits backdating or repricing of options

No significant perquisites for our executive officers

No single-trigger change in control protections in our long-term incentive plan grants

Shareholder Engagement
~98% Say on Pay Support at 2025 Annual Meeting
At our last annual meeting, approximately 98% of our voting equity holders approved our executive compensation program. Our holders have approved our executive compensation program every year for the last five years with an average approval rate of approximately 98%. Although these “say on pay” votes are advisory and non-binding, our Compensation Committee and Board value the opinions of our unitholders and consider the results of say on pay votes as well as direct feedback received from investors when making future compensation decisions for our Named Executive Officers.

Our investor relations team and members of our senior management team regularly meet with investors and other stakeholders to seek input and feedback on a wide range of topics, including executive compensation. On an annual basis, as part of our ongoing investor outreach and engagement process, we actively solicit feedback from investors regarding our executive compensation programs and other important matters, including our governance practices. As we strive for continuous improvement, we believe that this feedback loop is critical to maintaining a compensation program and structure that aligns the interests of our executive officers with the interests of our investors.
Overall, the design of our 2025 executive compensation program did not materially change relative to 2024. The Compensation Committee and our management team are constantly reviewing the design of our programs to ensure that they remain aligned with investor interests and evolving best practices. We will continue to seek direct input from our investors as part of that process.
Our Commitment to Pay for Performance
Our executive compensation philosophy is grounded in a long-term pay for performance culture designed to attract and retain key management talent in a competitive industry and market. Our program combines a lower percentage of base pay with a higher percentage of variable, at-risk compensation opportunities based on objective and transparent performance requirements. As demonstrated in the graphic below, in 2025, at target, approximately 92% of our CEO’s compensation and approximately 84%, on average, of our other NEOs’ compensation consisted of at-risk compensation.
Majority of NEO Pay At-Risk and Performance-Based

2025 Total Target Compensation Pay Mix

CEO
At-risk
92%
Base pay
8%
Short-term incentives
21%
Long-term incentives
71%
Time-Based LTI Award
50%
Performance-Based LTI Award
50%
Other NEOs (average)
At-risk
84%
Base pay
16%
Short-term incentives
24%
Long-term incentives
60%
Time-Based LTI Award
50%
Performance-Based LTI Award
50%

At-risk compensation is typically tied to the achievement of one or more performance metrics that measure value creation over both the near and longer term, as well as service period requirements. The primary short-term financial metrics are annual earnings and cash flow levels as represented by

Adjusted EBITDA attributable to PAA2 and distributable cash flow (“DCF”) per common unit and common unit equivalent (“CUE”). The primary long-term performance measures included in our equity incentive grants are DCF per CUE over a 3-year period (with a leverage modifier) and relative TSR over a 3-year period. We believe our short- and long-term performance metrics are consistent with our overall financial strategy of maintaining financial flexibility and generating attractive shareholder returns.
We believe our pay-for-performance approach aligns the interests of our executive officers with the interests of our equity holders. We also believe that our pay-for-performance approach helps us achieve the overall objectives of our executive compensation program, which are to:
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attract and retain individuals with the background and skills necessary to successfully execute our business model in a demanding environment;

•
pay for performance by tying a majority of NEO pay (57% for the CEO and 54% on average for the other NEOs) to achievement of specific near-term and long-term goals that drive long-term growth in unitholder value; and

•
directly align our NEOs with our unitholders through equity incentives and encouragement of long-term unit ownership.

Compensation Elements and Objectives
We use three primary elements of compensation in combination with market competitive benefits to achieve our executive compensation program objectives — (i) base salary, (ii) annual cash incentive awards and (iii) long-term equity incentive awards. Our mix of compensation elements is designed to reinforce near-term and long-term business and strategic objectives, recognize and reward performance, motivate long-term value creation, attract and retain talent and align the interests of our executives with those of our equity holders. The following table sets forth the key elements of our 2025 executive compensation program:
What We Pay	Why We Pay It	Key Features
Base Salary	Attract and retain high-performing executives by providing a secure and appropriate level of base salary
•
Foundational element of our compensation program; short-term and long-term incentive compensation components are based on a percentage of base salary

•
Subject to adjustment periodically based in part on competitive market data

•
Smallest component of NEO compensation

Annual Cash Incentive Awards	Motivate and reward near-term performance, strategic positioning and retention	• 100% performance based • Encourages achievement of objective and transparent annual business, HSE and individual goals established at beginning of year • Payout based on formulaic framework

2
Adjusted EBITDA is defined as earnings from continuing operations and discontinued operations before (i) interest expense, (ii) income tax (expense)/benefit from continuing operations and discontinued operations, (iii) depreciation and amortization (including our proportionate share of depreciation and amortization, including write-downs related to cancelled projects and impairments, of unconsolidated entities) from continuing operations and discontinued operations, (iv) gains and losses on asset sales, asset impairments and other, net from continuing operations and discontinued operations, (v) gains on investments in unconsolidated entities, net and (vi) interest income on promissory notes by and among us and certain Plains entities, and (vii) adjusted for certain selected items impacting comparability. Adjusted EBITDA attributable to PAA excludes the portion of Adjusted EBITDA that is attributable to noncontrolling interests.

What We Pay	Why We Pay It	Key Features
Long-Term Equity Incentive Awards	Motivate and reward long-term performance and retention, and create additional alignment with investors
•
Long-term equity incentives are 50% performance-based and 50% time-based

•
Performance-based awards earned based upon performance over cumulative three-year period

•
Performance metrics include relative TSR with negative TSR modifier, and DCF/CUE with leverage modifier (potential downward adjustment only)

•
Distribution Equivalent Rights (“DERs”) associated with long-term equity awards provide additional potential incentive and alignment with other equity holders

Employee Benefits	Attract and retain talent	• Customary health and welfare benefits for all U.S. employees, including 401(k) Plan with company matching • No defined benefit or pension plans • No significant perquisites
2025 Independent Study of Executive Compensation and TSR Peer Group
Compensation Peer Comparison Study. With respect to our 2025 executive compensation program, our Compensation Committee engaged and relied upon Meridian to provide independent counsel and advice regarding our executive compensation program design and practices as compared to our peers and to conduct a peer comparison review of our executive officer compensation. In connection with its engagement of Meridian, the Compensation Committee evaluated and confirmed Meridian’s independence relative to existing PAA or PAGP relationships or potential conflicts, in line with Nasdaq requirements.
Business consolidation and unique operating models create some challenges in identifying directly comparable peer companies. Accordingly, we take a broad view of comparability to include organizations that are similar to ours and that we believe we compete with for attracting and retaining executive talent. Our primary compensation comparison peer group for 2025 included 11 companies across a wide range of revenues, asset values and enterprise values that are primarily engaged in the midstream business in the United States. The entities in the 2025 compensation comparison peer group are listed in the table below.
Meridian utilized publicly available information to analyze compensation practices of the companies in the comparison peer group, including how overall compensation is divided among long-term incentives, annual incentives and base salary. Meridian also compared the amount and structure of compensation for our executive officers to the comparison peer group.
To provide a broader context to the Compensation Committee, Meridian also provided the Committee with relevant data from six additional midstream companies, 10 upstream companies (used exclusively for pay mix comparison purposes), and relevant survey data (used as a secondary reference for additional context); however, the compensation comparison peer group listed in the table below served as the primary source of external comparative information.
Meridian’s study, which was completed in November 2024 and considered in detail by the Compensation Committee in January 2025, included the following summary findings:
•
Total target compensation for all NEOs (other than the CEO) on average was generally competitive with peers; and

•
Total target compensation for the CEO was below the median relative to peers.

TSR Comparator Peer Group. For a portion (25%) of the long-term incentive awards granted to our executive officers in 2025, we included relative TSR as a performance metric for the three-year performance period ending June 30, 2028. The entities in our TSR Comparator Peer Group for the 2025 long-term incentive awards are listed in the table below.
Entity/Index Name (Ticker)	2025 Compensation Comparison Peer Group	2025 TSR Comparator Peer Group
Energy Transfer LP (ET)
Enterprise Products Partners LP (EPD)
Kinder Morgan Inc. (KMI)
The Williams Companies Inc. (WMB)
MPLX LP (MPLX)
ONEOK Inc. (OKE)
Targa Resources Corp. (TRGP)
Western Midstream Partners LP (WES)
EnLink Midstream LLC (ENLC)
Equitrans Midstream Corporation (ETRN)
Genesis Energy LP (GEL)
Kinetik Holdings Inc. (KNTK)
S&P 500 Index (SPX)
Alerian Midstream Energy Index (AMNA)
Additional Information Regarding Compensation Practices and Processes
Set forth below is additional information regarding our compensation practices and processes as they relate to the elements of our compensation program:
Base Salary. Historically, we have not made regular annual adjustments to the base salaries of our Named Executive Officers; however, in February 2023, the Compensation Committee determined that it would commence annual market-based reviews starting in 2024. We have also historically made salary adjustments periodically in connection with promotions, the assumption of increased responsibilities or to address changes in competitive market data. Based on Meridian’s compensation comparison study and as a part of the market-based review by the Compensation Committee in January 2025, Mr. Chiang’s annual base salary was increased by $50,000 in order to better align his compensation with the peer median for the CEO role. Base salaries for the other NEOs were increased by approximately 3.6% to 7.3% depending on position.
Annual Cash Incentive Awards. Annual cash incentive awards (or bonuses) are determined within a formulaic framework that includes an annual bonus target for each Named Executive Officer, expressed as a percentage of base salary, and the determination of an actual payout as a percentage of such target amount based on company performance relative to specific goals, and individual contributions. Annual company goals typically include financial, safety, environmental and other specified goals, and each goal, as well as the individual performance component, is assigned a weighting or percentage share of the total payout opportunity. Annual goals and objectives, as well as weightings and potential payout ranges (expressed as a percentage of target) are established at the beginning of each year and are discussed and reviewed with the Board in conjunction with the review and approval of our annual plan. Payout percentages relative to achievement of specified goals may range from 0 — 200% of an individual’s target opportunity. The final amounts that are paid may be adjusted by the Compensation Committee and the Board based on factors it deems relevant. Such adjustments may be positive or negative depending on the circumstances.

2025 Annual Bonus Formula
At the end of each year, the CEO provides a written assessment of Company and individual performance (for all NEOs other than himself) relative to goals and objectives established at the beginning of the year. In connection with his assessment of Company and individual performance, the CEO considers various factors, including:
•
whether or not we achieved the goals established for the year and any notable shortfalls relative to expectations;

•
the level of difficulty associated with achieving such objectives based on the opportunities and challenges encountered during the year;

•
current year operating and financial performance relative to both public guidance and prior year’s performance;

•
significant transactions or accomplishments for the period not included in the goals for the year;

•
our relative positioning at the end of the year with respect to future growth and performance; and

•
our equity price performance and returns during the year and our position at the end of the year with respect to our targeted leverage metrics and credit profile.

Based on the conclusions set forth in the annual performance assessment, the CEO submits to the Compensation Committee the results of the formulaic bonus calculations, along with any recommendations for adjustments, for all Named Executive Officers other than himself. The Compensation Committee may adjust the CEO’s recommendations upward or downward in its discretion. The Compensation Committee’s recommendations are then submitted to the Board for final review and approval.
As noted above, the CEO does not make a recommendation with respect to his own bonus. The Compensation Committee assesses the CEO’s performance and contributions toward meeting the goals and objectives established at the beginning of the year, and then recommends to the Board a total bonus payout for the CEO that it believes to be commensurate with such performance and contributions.
Long-Term Incentive Awards. We use performance and time-based phantom unit grants issued under our Long-Term Incentive Plans to incentivize and retain our executive officers and encourage and reward timely achievement of targeted metrics designed to align the long-term interests of the Named Executive Officers with those of our unitholders.

2025 Annual LTIP Award; Determination of Units for Annual Grants
NEOs are eligible to receive an annual grant of phantom units based on a formula tied to base salary and PAA’s unit price. The size of the annual grant for a specified individual is based on a designated target percentage of their base salary that accounts for their expected contribution in respect of longer-term performance objectives. Based on Meridian’s compensation comparison study and as a part of the market-based review by the Compensation Committee in January 2025, the annual LTIP target (as a percentage of base salary) for Mr. Chiang was increased from 750% to 850%. No changes were made to the annual LTIP targets for the other NEOs.
Annual equity grants typically require minimum service periods of three years in order to encourage long-term retention. A phantom unit grant provides the holder with the right to receive, upon the satisfaction of vesting criteria specified in the grant, a PAA common unit (or cash equivalent). We do not use options as a form of incentive compensation. Terms of phantom unit grants may vary, but generally phantom units vest upon the achievement of designated performance thresholds and continued employment for a full three-year period. Phantom unit grants for the Named Executive Officers typically include DERs, and for the regular annual awards granted in 2025, DERs on the performance-based portion of such awards accrue from the grant date and will be payable only if and to the extent the underlying phantom units vest at the end of the three-year performance period. DERs on the time-based portion of such awards accrue for the first year following the grant date, with such accrued amount being paid out on the first anniversary of the grant date, and then are paid on a quarterly basis thereafter. Our long-term incentive plan grants for our NEOs also provide for accelerated vesting in the event their employment is terminated as a result of or in connection with death, disability, termination without cause, change of control or retirement on terms and timing that are approved by the CEO (or by the Board in the case of the CEO). See “— Potential Payments Upon Termination or Change-in-Control.”

2025 Performance Overview and Specific Application of Compensation Elements in 2025
At the beginning of 2025, we established key quantitative financial, safety and environmental objectives, along with several qualitative goals. These objectives and goals are summarized in the table below.
2025 Performance Objectives and Results (all figures rounded)
Quantitative Goals
Metrics	2025 Goals	2025 Results
Adjusted EBITDA attributable to PAA(1)	$2.900 billion	$2.833 billion
Implied DCF per CUE(1)	$2.70	$2.61
Safety and Environmental	• Total Preventable Recordable Injury Rate (TRIR): 0.25 • Off Property Reportable Releases (OPRR): 10	• TRIR: 0.22 • OPRR: 10
Qualitative Goals

•
Financial: maintain financial flexibility and liquidity; maintain leverage ratio comfortably in range of 3.25x to 3.75x; generate meaningful free cash flow and increase returns of free cash flow after distributions to unitholders.

•
Investment: maintain capital discipline by completing our capital program and maintaining prudent risk adjusted return hurdles for projects under development; advance key projects that will support future growth and returns; and enhance existing assets.

•
Operations and Management: advance and complete key programs and initiatives, including efforts designed to streamline and improve the efficiency of our operations, systems and processes; progress health, safety and environmental goals; and advance key initiatives related to leadership and career development and succession planning, employee engagement, and employee wellbeing.

(1)
Adjusted EBITDA attributable to PAA and Implied DCF are non-GAAP financial measures. Information regarding these non-GAAP financial measures, including a reconciliation to the most directly comparable GAAP measures, is included under the caption “Non-GAAP Financial Measures” beginning on page 75 of PAA’s Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC (File No. 001-14569).

Set forth below is a brief recap of our 2025 performance relative to our goals and objectives for the year:
•
With respect to Adjusted EBITDA attributable to PAA and DCF per CUE, our actual results were below plan by approximately 2% and 3%, respectively. The underperformance was driven primarily by lower prices and pipeline loss allowance revenues offset by favorable NGL market opportunities, trucking cost optimization efforts and two months of EBITDA contributions from the EPIC acquisition.

•
We exited the year with a leverage ratio of 3.9x (above our leverage ratio target range) primarily driven by debt issued to fund the EPIC acquisition. The leverage ratio is expected to return to approximately the midpoint of our target range following receipt of proceeds from the pending sale of our Canadian NGL business.

•
We achieved a record low total preventable recordable injury rate (“TRIR”) of 0.22, and reduced injury severity.

•
We met our target for off-property reportable releases (“OPRR”) of 10 and achieved a record low number of total reportable releases.

In developing his annual bonus recommendations, our CEO primarily considered the quantitative factors and context described above. Other factors noted by our CEO as being relevant to his assessment of our 2025 performance included the following:
•
Reached an agreement to sell our Canadian NGL business to Keyera Corp. at an attractive valuation of approximately $3.75 billion, with closing targeted for May 2026.

•
Proactively redeployed the anticipated NGL sale proceeds to acquire the Permian EPIC crude system for approximately $2.90 billion in a transaction that was immediately accretive to distributable cash flow (DCF) and provided Plains with a higher quality and more durable cash flow stream.

•
Further advanced our bolt-on acquisition strategy by completing five additional transactions for aggregate purchase price consideration of approximately $800 million net to Plains.

•
Maintained top-quartile health, safety and environmental (HSE) performance despite multiple concurrent initiatives and organizational changes.

•
Extended key long-haul contracts in the Permian Basin and significantly expanded our dedicated acreage.

•
Strengthened our financial flexibility through the issuance and refinancing of senior notes, refinancing EPIC’s term loan at lower rates, repurchasing a portion of our outstanding Series A preferred units and the extension of the maturity of our credit facilities.

•
Significantly advanced efforts related to optimization, streamlining, efficiency and other cost reduction initiatives and opportunities.

•
Advanced our leadership development, succession planning and employee career development efforts, and continued to enhance employee communication, engagement and wellbeing.

2025 Compensation Elements
For 2025, the elements of compensation were applied as described below.
Base Salary. In February 2025, the Compensation Committee recommended and the Board approved a $50,000 increase to Mr. Chiang’s annual base salary. Base salaries for the other NEOs were increased by approximately 3.6% to 7.3% depending on position. The 2025 annual base salaries for our NEOs were as follows:
Named Executive Officer	Annual Base Salary
Willie Chiang	$900,000
Al Swanson	$570,000
Richard McGee	$590,000
Chris Chandler	$625,000
Jeremy Goebel	$625,000
Annual Cash Incentive Awards. There were no adjustments to the annual bonus targets for our Named Executive Officers in 2025. The 2025 annual bonus targets for our NEOs, expressed as a percentage of base salary, were as follows:
Named Executive Officer	Annual Bonus Target (as a Percentage of Base Salary)
Willie Chiang	250%
Al Swanson	150%
Richard McGee	150%
Chris Chandler	150%
Jeremy Goebel	150%

The goals (and weightings) for 2025 cash incentive awards established at the beginning of the year were company performance (60% overall weighting allocated among Adjusted EBITDA attributable to PAA (40%), DCF per CUE (40%) and safety/environmental (20%)) and individual performance (40% weighting). The minimum and maximum payout levels of 0% and 200%, respectively, for Adjusted EBITDA attributable to PAA and DCF per CUE were set at approximately 93% and 107%, respectively, of the applicable target with linear interpolation between those points. The minimum and maximum payout levels of 0% and 200%, respectively, for safety (TRIR) and environmental (OPRR) metrics were set at a range of between 0.36 (min) to 0.14 (max) for TRIR and a range of between 15 (min) and 5 (max) for OPRR, in both cases with linear interpolation between those points. Individual performance metric payouts were determined by the Compensation Committee based on its assessment of individual contributions towards achieving our 2025 goals and objectives.
Company Performance (60% weight)
The table below reflects the weighting, payout range and actual results for each company performance metric. Individual performance scores and payout calculations are set forth below under “— Individual Performance.”
Company Performance Metrics	Weight	Threshold	Target	Max	Result	Payout %	Wgtd %
Adjusted EBITDA attributable to PAA (dollars in millions)	40%	$2,700	$2,900	$3,100	$2,833	67%	27%
Implied DCF/CUE	40%	$2.51	$2.70	$2.89	$2.61	53%	21%
Safety (TRIR)	10%	0.36	0.25	0.14	0.22	127%	13%
Environmental (OPRR)	10%	15	10	5	10	100%	10%
Company Performance Subtotal							70%
Adjustment(1)							15%
Adjusted Final Company Performance Score(1)							85%

(1)
The Compensation Committee approved a 15 percentage point discretionary increase to the overall weighted Company Performance score considering PAA’s strong performance on HSE metrics and management’s very strong performance with respect to strategic positioning for 2026 during a challenging year. See “2025 Performance Overview and Specific Application of Compensation Elements in 2025” above and “Individual Performance” below for additional discussion of 2025 performance relative to goals and objectives.

Individual Performance (40% weight)
As noted above, individual performance accounts for 40% of the annual bonus opportunity for our Named Executive Officers. Each officer’s individual contributions toward satisfaction of company goals and objectives is evaluated and payouts may range from 0-200% of target. During 2025, the executive leadership team executed exceptionally well together and successfully led the organization through a very challenging year, maintained focus on key strategic initiatives and HSE matters and put the company in a very good position heading into 2026. The individual payout scores for our NEOs for 2025 are set forth in the table below and take these factors into account, together with the specific items described for each NEO in the table.

Name	2025 Individual Performance Highlights	Payout Score
Willie Chiang	• Overall leadership, culture and tone setting • Leadership role with respect to key strategic initiatives positioning company for 2025+, including Keyera transaction, EPIC acquisition and streamlining initiative • Investor and rating agency engagement/messaging, capital allocation/discipline, operating excellence • Ongoing Board initiatives, leadership development/succession	200%
Al Swanson	• Finance group leadership in dynamic and complex environment • Driver of organizational focus on maintaining capital discipline, financial flexibility and strong committed liquidity • Key role leading financial strategy and capital allocation framework • Took action to maintain financial flexibility and liquidity, including repurchasing ~$330MM of Series A preferred units, accessing the debt capital markets 3 times in 2025 raising $3B and paying down the $1.1B EPIC term loan by replacing at PAA level with lower rates	200%
Richard McGee	• Legal/Land and HR group oversight/leadership during very active year • Leadership/oversight of legal efforts in support of key acquisition, divestiture, JV and other transactions and key commercial arrangements, including the Keyera transaction and the EPIC acquisition • Oversight of effort to manage/mitigate/resolve Line 901 and other litigation exposure • Key role in various board/governance/HR/compensation initiatives	200%
Chris Chandler
•
Overall leadership of operations organization

•
Met or exceeded company HSE goals; best ever safety performance and total release count; no Tier 1 or Tier 2 process safety events

•
Implemented AFPM Walk the Line process safety program

•
Prepared organization, processes and systems for pending sale of Canadian NGL business

•
Assumed responsibility for Communications and Stakeholder Engagement groups

•
Key leadership role in streamlining initiatives targeting $100MM of efficiency improvements through 2027 (reducing layers, increasing spans, adopting career level framework and improving operational processes)

•
Successful integration of six acquisitions totaling $3.7B, including EPIC

•
Overall management of large expansion and maintenance capital budgets and successful completion of two large strategic capital projects despite cost and scheduling challenges

		200%
Jeremy Goebel
•
Overall commercial organization leadership

•
Led key commercial strategies that drove financial performance of crude and NGL businesses

•
Led key business development initiatives

•
Acquisition of EPIC for $2.9B over two transactions

•
Acquisition of an additional $800MM of assets/businesses

•
Pending divestiture of Canadian NGL business to Keyera for ~$3.75B

•
Increased Permian dedicated acreage by 180,000 acres

•
Drove lease marketing business simplification and long-term margin enhancement initiatives

•
Oversight of emerging energy effort

•
Significant role in attractive positioning of business for 2026+

		200%

After applying the individual performance scores set forth in the table above, the total formulaic bonus payout calculation for our NEOs was approximately 131%, as set forth in the table below.
Named Executive Officer	2025 Target Bonus Amount	Company Results				Individual Results				Percent of Target Bonus Earned	2025 Actual Bonus Amount(1)
		Company Score		Weight		Individual Score		Weight
Willie Chiang	$2,250,000	85%	x	60%	+	200%	x	40%	=	131%	$2,950,000
Al Swanson	$855,000	85%	x	60%	+	200%	x	40%	=	131%	$1,125,000
Richard McGee	$885,000	85%	x	60%	+	200%	x	40%	=	131%	$1,160,000
Chris Chandler	$938,000	85%	x	60%	+	200%	x	40%	=	131%	$1,230,000
Jeremy Goebel	$938,000	85%	x	60%	+	200%	x	40%	=	131%	$1,230,000
(1)
Final amounts paid were rounded to the nearest multiple of $5,000.

Long-Term Incentive Awards
Regular Annual Long-Term Incentive Awards
Based on Meridian’s compensation comparison study and as part of the market-based review by the Compensation Committee in January 2025, the regular annual LTIP target for Mr. Chiang was increased from 750% to 850%. No changes were made to the annual LTIP targets for the other NEOs. The 2025 annual LTIP targets for the Named Executive Officers, expressed as a percentage of base salary, and the value of the 2025 regular annual LTIP awards to the Named Executive Officers are set forth in the table below:
Named Executive Officer	Annual LTIP Award Target Value (as a percentage of base salary)	2025 Annual LTIP Award Target Value ($)	2025 Annual Phantom Units Granted(1)	Time-Based Phantom Units (50%)	Performance- Based Phantom Units (50%)
Willie Chiang	850%	$7,650,000	417,350	208,675	208,675
Al Swanson	350%	$1,995,000	108,850	54,425	54,425
Richard McGee	350%	$2,065,000	112,650	56,325	56,325
Chris Chandler	425%	$2,656,000	144,900	72,450	72,450
Jeremy Goebel	425%	$2,656,000	144,900	72,450	72,450

(1)
Based on a volume weighted average price per unit for the 10-trading day period beginning five days before and ending five days after the ex-dividend date for the August 2025 distribution ($18.33).

The 2025 time-based phantom units will vest (become payable 1-for-1 in PAA common units) on the August 2028 distribution date. The performance-based phantom units will potentially vest on the August 2028 distribution date at a scaled payout range of between 0% to 200% based on:
(i)
Relative TSR with Negative TSR Modifier (50% weighting): PAA’s TSR measured over the three-year period ending June 30, 2028 compared to the TSR of the TSR Comparator Peer Group identified on page 31 (if PAA’s relative TSR results in a payout of over 100%, but actual TSR is negative, the payout on this portion of the award will be reduced by 25 basis points, but not below 100%); and

(ii)
DCF per CUE with Leverage Modifier (50% weighting): PAA achieving cumulative DCF per CUE of $8.40 over the three-year period ending June 30, 2028 (payout may be decreased by 25 basis points if PAA’s leverage ratio as of June 30, 2028 is higher than the leverage ratio that equals the upper end of our then applicable leverage guidance range).

DERs associated with the time-based phantom units will accrue for the first year and such accrued amount will be paid in cash in a lump sum on the August 2026 distribution date; beginning in November 2026, DERs on such time-based phantom units will be paid quarterly until the associated phantom units vest. DERs associated with the performance-based phantom units will accrue during the three-year performance period and be paid in cash in a lump sum on the August 2028 distribution date with respect to the number of such phantom units, if any, that vest on such date. See the “Grants of Plan Based Awards” table and the “Outstanding Equity Awards at Fiscal Year-End” table below for additional information regarding the 2025 annual grants.
Other Long-Term Incentive Award Actions
Extension of CEO 2018 Promotional Grant. To support the retention of Mr. Chiang as CEO for up to five more years, continued execution of key strategic initiatives and the development of potential successors, the Board approved an extension of the existing long-term incentive award granted to Mr. Chiang in August 2018 in connection with his promotion to CEO (the “2018 Promotional Grant”). Upon the recommendation of the Compensation Committee, the Board extended the expiration date of the 2018 Promotional Grant by five years. Specifically, the amendment extends the expiration date from October 2025 to October 2030. The remaining terms of the original grant, including the number of units, vesting terms and other provisions, were not changed as a result of the amendment. See the “Outstanding Equity Awards at Fiscal Year-End” table below for additional information regarding Mr. Chiang’s 2018 Promotional Grant.
Special Retention Grants. To provide incremental retention incentive for Messrs. Goebel and Chandler, proven leaders who are critical to the future leadership and success of Plains, the Board approved, upon the recommendation of the Compensation Committee, grants of special retention long-term incentive awards as follows: (i) for Mr. Goebel, a five-year award in the amount of 545,550 phantom units (the “Goebel Grant”), and (ii) for Mr. Chandler, a three-year award in the amount of 327,350 phantom units (the “Chandler Grant” and together with the Goebel Grant, the “2025 Special Retention Grants”). The 2025 Special Retention Grants are intended to provide each of Messrs. Goebel and Chandler the incentive to remain with PAA to drive key initiatives and support long-term succession planning. The terms of the 2025 Special Retention Grants are summarized below:
•
The Goebel Grant will vest (become payable in PAA common units) on the August 2030 distribution date assuming continued service through such date, and the Chandler Grant will vest (become payable in PAA common units) on the August 2028 distribution date assuming continued service through such date.

•
DERs associated with the Goebel Grant will vest as follows:

o
20% will accrue for the first year and will be paid in lump sum on the August 2026 distribution date; beginning in November 2026, this portion of the DERs will be paid quarterly until the phantom units vest or terminate.

o
Beginning with the August 2026 distribution date, an additional 20% of the DERs will vest each year on the August distribution date (such that 100% of the DERs will have vested by the August 2029 distribution date) and will be paid quarterly until the phantom units vest or terminate.

•
DERs associated with the Chandler Grant will vest as follows:

o
One-third will accrue for the first year and will be paid in lump sum on the August 2026 distribution date; beginning in November 2026, this portion of the DERs will be paid quarterly until the phantom units vest or terminate.

o
Beginning with the August 2026 distribution date, an additional one-third of the DERs will vest each year on the August distribution date (such that 100% of the DERs will have vested by the August 2027 distribution date) and will be paid quarterly until the phantom units vest or terminate.

Other Compensation Related Matters
Equity Ownership. Our Named Executive Officers and directors collectively own substantial equity interests in PAA and PAGP including unvested long-term equity awards. As of March 23, 2026, the Named Executive Officers beneficially owned, in the aggregate, approximately 10.9 million units of equity interests in PAA and/or PAGP (including unvested long-term equity awards) with an approximate market value of $238 million, and all executive officers and directors beneficially owned, in the aggregate, approximately 57.8 million units of equity interests in PAA and/or PAGP with an approximate market value of $1.3 billion.
Equity Ownership Guidelines. We maintain Equity Ownership Guidelines to further align the interests of our executive officers and directors with the interests of our unitholders by requiring each to achieve and maintain a minimum equity ownership level. Under these guidelines, each executive officer and director is expected to continuously own PAA and/or PAGP securities with a value equal to a specified multiple of his or her base salary or annual cash retainer as follows:
Title	Multiple of Base Salary or Annual Cash Retainer
CEO	6x
President	5x
EVP	3x
SVP	1x
Director	5x
Executive officers and directors are expected to meet these guidelines within five years after the later of becoming subject to the guidelines or the date of adoption of the guidelines. The compliance date for current executive officers and directors was November 2025, except for Mr. McCarthy whose compliance date is August 2026 and Ms. DeSanctis whose compliance date is August 2027. All current executive officers and directors are either on track to meet or have already met the applicable guidelines on their respective compliance dates. As of December 31, 2025, each Named Executive Officer held PAA and/or PAGP securities having a value in excess of 14 times their respective base salary. Executive officers and directors are required to hold 100% of units/shares acquired upon vesting of phantom units or phantom shares until ownership guidelines are met (“hold until met” requirement).
Anti-Hedging and Pledging Policies. We have policies and procedures in place that prohibit our directors and officers, including our Named Executive Officers, from using puts, calls, options or other derivative securities to hedge the economic risk of their equity ownership in us, and from engaging in other types of hedging transactions, including prepaid variable forwards, equity swaps, collars and exchange funds. Our policies also prohibit pledging company securities or holding such securities as marginable securities in a margin account.
Insider Trading Policies. We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted Insider Trading Policies governing the purchase, sale, gifting and other dispositions of our securities by our directors, officers and employees. We believe that our Insider Trading Policies are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable stock exchange listing standards. Copies of our Insider Trading Policies were filed as Exhibits 19.1 and 19.2 to our 2024 Annual Report. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy and practice to comply with U.S. federal securities laws as well as applicable stock exchange rules and regulations.
Clawback Policy. Since November 2020, we have had in place a Clawback Policy to further align the interests of our executive officers with the interests of our unitholders, incentivize appropriate behaviors and discourage excessive risk taking. The Clawback Policy was amended and restated in November 2023 to conform to Nasdaq listing standards adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act. As amended and restated, the Clawback Policy includes the following clawback triggers and related recoveries:
•
Material financial restatements that result in over-payment of incentive-based compensation (Company must seek recovery of any excess compensation awarded or paid); and

•
Detrimental conduct that results in significant financial, reputational or other harm to the Company (Company may seek recovery or forfeiture of any performance-based compensation or time-based equity awards granted or paid during the 3-year period prior to discovery of the misconduct).

Change in Control and Other Accelerated Vesting Triggers. Our long-term incentive plan grants provide for accelerated vesting upon a change of control (as defined in such agreements), but such vesting becomes operative only if the change in control is accompanied by a “change in status”. We believe this “double trigger” arrangement is appropriate because it provides assurance to the executive but does not offer a windfall to the executive when there has been no real change in employment status in connection with a change of control. The provision of severance or equity acceleration for certain terminations and change of control transactions helps to create a retention tool by assuring the executive that the benefit of the employment arrangement will be at least partially realized despite the occurrence of an event that could materially alter the employment arrangement. Our long-term incentive plan grants for our NEOs also provide for accelerated vesting in the event their employment is terminated as a result of death, disability, termination without cause or retirement on terms and timing that are approved by the CEO (or by the Board in the case of the CEO). See “— Potential Payments Upon Termination or Change-in-Control.”
Section 162(m). With respect to the deduction limitations under Section 162(m) of the Internal Revenue Code, we are a limited partnership and do not fall within the definition of a “corporation” under Section 162(m).
Relation of Compensation Policies and Practices to Risk Management
Our compensation policies and practices are designed to provide rewards for short-term and long-term performance, both on an individual basis and at the entity level. In general, optimal financial and operational performance, particularly in a competitive business, requires some degree of risk-taking. Accordingly, the use of compensation as an incentive for performance can foster the potential for management and others to take unnecessary or excessive risks to reach targeted performance thresholds. For us, such risks would primarily attach to certain commercial merchant activities as well as to the execution of investment capital projects and acquisitions and the realization of associated returns.
From a risk management perspective, our policy is to conduct our commercial activities within pre-defined risk parameters that are closely monitored and are structured in a manner intended to control and minimize the potential for unwarranted risk-taking. We also routinely monitor and measure the execution and performance of investment capital projects and acquisitions relative to expectations.
Our compensation arrangements contain a number of design elements that serve to minimize the incentive for unwarranted risk-taking to achieve short-term, unsustainable results, including splitting the awards into a number of tranches and delaying the vesting date for various tranches, in addition to subjecting such awards to forfeiture for terminations related to violations of our risk management policies and practices or of our Code of Business Conduct. In addition, the vesting criteria for long-term incentive awards are typically based on both the passage of time and the achievement of performance thresholds associated with achieving specified long-term financial goals. Also, the fact that we utilize a variety of metrics in connection with our incentive arrangements (both short and long term), including a leverage modifier in the case of our long-term incentive plan grants, provides a structural mitigant against excessive risk taking to achieve performance targets.
In combination with our risk-management practices and the processes employed by the Compensation Committee and the Board, we believe there is an adequate level of oversight with respect to the degree of risk being taken by management to achieve short- and long-term performance goals and we believe that risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on us.

Summary Compensation Table
The following table sets forth certain compensation information for our Named Executive Officers.
Name and Current Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Willie Chiang,	2025	887,500	8,435,827	2,950,000	21,840	12,295,167
Chairman, Chief Executive Officer and President	2024	837,500	4,657,905	2,995,000	21,540	8,511,945
	2023	800,000	3,658,279	2,975,000	20,640	7,453,919

Al Swanson,	2025	565,000	1,444,984	1,125,000	21,840	3,156,824
Executive Vice President and Chief Financial Officer	2024	550,000	1,406,160	1,150,000	21,540	3,127,700
	2023	550,000	1,153,018	1,180,000	20,640	2,903,658

Richard McGee,	2025	580,000	1,495,429	1,160,000	21,840	3,257,269
Executive Vice President, General Counsel and Secretary	2024	550,000	1,406,160	1,100,000	21,540	3,077,700
	2023	550,000	1,153,018	1,180,000	20,640	2,903,658

Chris Chandler,	2025	618,750	7,187,300	1,230,000	21,840	9,057,890
Executive Vice President and Chief Operating Officer	2024	600,000	1,863,162	1,325,000	21,540	3,809,702
	2023	600,000	1,485,999	1,340,000	20,640	3,446,639

Jeremy Goebel,	2025	618,750	9,746,168	1,230,000	21,840	11,616,758
Executive Vice President and Chief Commercial Officer	2024	600,000	1,863,162	1,325,000	21,540	3,809,702
	2023	600,000	1,485,999	1,340,000	20,640	3,446,639

(1)
As described above in CD&A, annual base salaries for all NEOs were increased effective April 1, 2025. The amounts shown in the table for 2025 reflect blended rates.

(2)
Grant date fair values are presented for (i) regular annual phantom unit grants awarded to Messrs. Chiang, Swanson, McGee, Chandler and Goebel in August 2023, 2024 and 2025, and (ii) phantom unit grants awarded to Chiang in August 2018, which were amended in August 2025. Dollar amounts in the table represent the aggregate grant date fair value of phantom units awarded based on the probable outcome of underlying performance conditions pursuant to FASB guidance regarding share-based payments. See Note 18 to our Consolidated Financial Statements included in our 2025 Annual Report for further discussion regarding the calculation of grant date fair values.

For phantom unit grants originally awarded to Mr. Chiang in August 2018, one-third of the associated DERs was deemed probable of vesting on the grant date. The probability-based grant date fair value of the phantom unit grants awarded to Mr. Chiang in August 2018 was $1,203,336 and the maximum grant date fair value of these phantom unit grants, assuming that the highest level of performance conditions would be met, was $12,774,454. The August 2018 phantom unit grants held by Mr. Chiang were amended in August 2025 to extend the expiration date from October 2025 to October 2030. As a result of the amendment, an additional one-third of the DERs associated with the grants was deemed probable of vesting on the amendment date. The amounts presented for Mr. Chiang for 2025 include aggregate incremental fair value of $2,895,505 based on the probable outcome of underlying performance conditions resulting from the amendment of the August 2018 award. The incremental fair value represents the net increase in the probability-based fair value of the amended awards relative to the probability-based fair value on the original grant date. The maximum fair value of the amended grants on the amendment date, assuming that the highest level of performance conditions will be met, was lower than the maximum fair value on the original grant date.

For regular annual phantom unit grants awarded in August 2023, 75% were deemed probable of vesting on the grant date. The maximum grant date fair value of phantom unit grants awarded in August 2023, assuming that the highest level of performance conditions will be met, was $4,877,705 for Mr. Chiang, $1,537,358 for each of Messrs. Swanson and McGee, and $1,981,333 for each of Messrs. Chandler and Goebel.
For regular annual phantom unit grants awarded in August 2024, 75% were deemed probable of vesting on the grant date. The maximum grant date fair value of phantom unit grants awarded in August 2024, assuming that the highest level of performance conditions will be met, was $6,210,540 for Mr. Chiang, $1,874,880 for each of Messrs. Swanson and McGee, and $2,484,216 for each of Messrs. Chandler and Goebel.
For regular annual phantom unit grants awarded in August 2025, 75% were deemed probable of vesting on the grant date. The maximum grant date fair value of the regular annual phantom unit grants awarded in August 2025, assuming that the highest level of performance conditions will be met, was $7,387,095 for Mr. Chiang, $1,926,645 for Mr. Swanson, $1,993,905 for Mr. McGee, and $2,564,730 for each of Messrs. Chandler and Goebel.
For special retention phantom unit grants awarded to Messrs. Chandler and Goebel in August 2025, 100% were deemed probable of vesting on the grant date. Therefore, the grant date fair value of these grants was $5,263,752 for Mr. Chandler and $7,822,621 for Mr. Goebel.
(3)
Amounts paid for 2025 were rounded to the nearest multiple of $5,000. See “2025 Compensation Elements — Annual Cash Incentive Awards” above for additional information.

(4)
GP LLC matches 100% of employees’ contributions to its 401(k) plan in cash, subject to certain limitations in the plan. All Other Compensation for 2025 includes $21,000 in matching contributions for each of the Named Executive Officers. The remaining amount represents premium payments on behalf of such Named Executive Officer for group term life insurance.

Grants of Plan-Based Awards Table
The following table sets forth summary information regarding all grants of plan-based awards made to our Named Executive Officers during the fiscal year ended December 31, 2025:
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value Of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Willie Chiang	2/19/25	—	2,250,000	4,500,000	—	—	—	—	—
	8/14/25	—	—	—	—	208,675	417,350	208,675(2)	5,540,322(3)
	8/14/25	—	—	—	—	—	—	—	2,895,505(4)

Al Swanson	2/19/25	—	855,000	1,710,000	—	—	—	—	—
	8/14/25	—	—	—	—	54,425	108,850	54,425(2)	1,444,984(3)

Richard McGee	2/19/25	—	885,000	1,770,000	—	—	—	—	—
	8/14/25	—	—	—	—	56,325	112,650	56,325(2)	1,495,429(3)

Chris Chandler	2/19/25	—	938,000	1,876,000	—	—	—	—	—
	8/14/25	—	—	—	—	72,450	144,900	72,450(2)	1,923,548(3)
	8/14/25	—	—	—	—	—	—	327,350(5)	5,263,752(6)

Jeremy Goebel	2/19/25	—	938,000	1,876,000	—	—	—	—	—
	8/14/25	—	—	—	—	72,450	144,900	72,450(2)	1,923,548(3)
	8/14/25	—	—	—	—	—	—	545,550(5)	7,822,621(6)
(1)
Represents regular annual performance-based phantom units granted in August 2025. These phantom units will potentially vest on the August 2028 distribution date at a scaled payout range of between 0% and 200% based on: (i) with respect to 50% of the performance-based award, PAA’s TSR over the three-year period ending June 30, 2028 relative to the TSR of the TSR Comparator Peer Group described on page 31 (payout may be reduced if absolute TSR is negative); and (ii) with respect to the other 50% of the performance-based award, PAA achieving cumulative DCF per CUE of $8.40 over the three-year period ending June 30, 2028 (payout may be decreased by 25 basis points if PAA’s leverage ratio as of June 30, 2028 is greater than the upper end of our leverage guidance range). DERs associated with these performance-based awards will accrue during the three-year performance period and be paid in cash in a lump sum on the August 2028 distribution date with respect to the number of such phantom units, if any, that vest on such date.

(2)
Represents regular annual time-based phantom units granted in August 2025. These phantom units will vest on the August 2028 distribution date. DERs associated with these time-based awards will accrue for the first year and such accrued amount will be paid in cash in a lump sum on the August 2026 distribution date; beginning in November 2026, DERs on such time-based portion will be paid quarterly until the associated phantom units vest.

(3)
Represents the grant date fair values of regular annual phantom units granted in August 2025 based on the probable outcome of underlying performance conditions pursuant to FASB guidance regarding share-based payments. For phantom unit grants awarded in August 2025, 75% were deemed probable of vesting on the grant date. The maximum grant date fair value of phantom unit grants awarded in August 2025, assuming that the highest level of performance conditions will be met, was $7,387,095 for Mr. Chiang, $1,926,645 for Mr. Swanson, $1,993,905 for Mr. McGee, and $2,564,730 for each of Messrs. Chandler and Goebel.

(4)
Represents the incremental value, calculated pursuant to FASB guidance regarding share-based payments, based on the probable outcome of underlying performance conditions resulting from the amendment in August 2025 of 500,000 performance-based phantom unit awards originally granted to Mr. Chiang in August 2018 in connection with his promotion to the CEO role. The amendment extended the expiration date of the phantom units from October 2025 to October 2030. The remaining terms of the original grant, including the number of units, vesting terms and other provisions, were unchanged.

(5)
Represents time-based special retention grants phantom unit grants awarded to Messrs. Chandler and Goebel in August 2025. The Chandler Grant will vest on the August 2028 distribution date and the Goebel Grant will vest on the August 2030 distribution date, in each case assuming continued service through the respective vesting date. DERs associated with the Chandler Grant will vest as follows: (i) one-third will accrue for the first year and will be paid in lump sum on the August 2026 distribution date; beginning in November 2026, this portion of the DERs will be paid quarterly until the phantom units vest or terminate; and (ii) beginning with the August 2026 distribution date, an additional one-third of the DERs will vest each year on the August distribution date (such that 100% of the DERs will have vested by the August 2027 distribution date) and will be paid quarterly until the phantom units vest or terminate. DERs associated with the Goebel Grant will vest as follows: (i) 20% will accrue for the first year and will be paid in lump sum on the August 2026 distribution date; beginning in November 2026, this portion of the DERs will be paid quarterly until the phantom units vest or terminate; and (ii) beginning with the August 2026 distribution date, an additional 20% of the DERs will vest each year on the August distribution date (such that 100% of the DERs will have vested by the August 2029 distribution date) and will be paid quarterly until the phantom units vest or terminate.

(6)
Represents the grant date fair value, calculated pursuant to FASB guidance regarding share-based payments, of special retention phantom unit grants awarded to Messrs. Chandler and Goebel in August 2025. These phantom unit grants were deemed 100% probable of vesting on the grant date. Therefore, the grant date fair value of these grants was $5,263,752 for Mr. Chandler and $7,822,621 for Mr. Goebel.

Narrative Disclosure to Summary Compensation Table
A narrative description of all material factors necessary to an understanding of the information included in the above Summary Compensation Table is included in “— Compensation Discussion and Analysis” and in the footnotes to such table.
Employment Contracts
Mr. Chiang’s previous employment agreement was amended and restated in connection with his promotion to CEO in October 2018. Pursuant to the amended and restated agreement, which may be terminated by the Company or by Mr. Chiang at any time, Mr. Chiang’s compensation, which is described throughout this Executive Compensation section, is subject to adjustment by the Compensation Committee and full Board.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information regarding outstanding equity awards for each of our Named Executive Officers as of December 31, 2025:
	Units Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Willie Chiang	—	—	500,000(2)	8,980,000
	162,050(4)	2,910,418	162,050(5)	2,910,418
	178,875(6)	3,212,595	178,875(7)	3,212,595
	208,675(8)	3,747,803	208,675(9)	3,747,803

Al Swanson	51,075(4)	917,307	51,075(5)	917,307
	54,000(6)	969,840	54,000(7)	969,840
	54,425(8)	977,473	54,425(9)	977,473

Richard McGee	51,075(4)	917,307	51,075(5)	917,307
	54,000(6)	969,840	54,000(7)	969,840
	56,325(8)	1,011,597	56,325(9)	1,011,597

Chris Chandler	250,000(3)	4,490,000	250,000(3)	4,490,000
	65,825(4)	1,182,217	65,825(5)	1,182,217
	71,550(6)	1,285,038	71,550(7)	1,285,038
	72,450(8)	1,301,202	72,450(9)	1,301,202
	327,350(10)	5,879,206	—	—

Jeremy Goebel	250,000(3)	4,490,000	250,000(3)	4,490,000
	65,825(4)	1,182,217	65,825(5)	1,182,217
	71,550(6)	1,285,038	71,550(7)	1,285,038
	72,450(8)	1,301,202	72,450(9)	1,301,202
	545,550(11)	9,798,078	—	—

(1)
Market value of phantom units reported in these columns is calculated by multiplying the closing market price ($17.96) of PAA’s common units on December 31, 2025 (the last trading day of the fiscal year) by the target number of units. No discount is applied for remaining performance threshold or service period requirements.

(2)
Represents phantom units granted to Mr. Chiang in August 2018 in connection with his promotion to CEO. The original terms of this grant provided that any phantom units or related DERs that had not vested by October 1, 2025 would have expired at that time. In August 2025, this grant was amended to extend the expiration date from October 2025 to October 2030. The remaining terms of the original grant, including the number of units, vesting terms and other provisions, were not changed as a result of the amendment. The phantom units will potentially vest (i) 25% on the first distribution date on which PAA generates DCF per common unit of at least $3.00 on a trailing four quarter basis, and (ii) 75% on the first distribution date on which PAA generates DCF per common unit of at least $3.50 on a trailing four quarter basis. The phantom units have associated DERs that have vested or will vest as follows: (i) one-third vested on the May 2019 distribution date as a result of PAA generating DCF per common unit of at least $2.50 on a trailing four quarter basis, (ii) one-third vested on the February 2026 distribution date as a result of PAA generating DCF per common unit of at least $2.60 on a trailing four quarter basis, and (iii) one-third will vest on the first distribution date on which PAA generates DCF per common unit of at least $2.80 on a trailing four quarter basis. The phantom units and associated DERs will also vest upon termination of employment under certain specified circumstances, including as a result of death, disability, termination without cause, change of control or retirement on terms and timing that are approved by the Board. Any phantom units and associated DERs that have not vested by October 1, 2030 will expire at that time.
(3)
Represents the applicable portion of one-time special retention phantom unit awards granted in November 2019. The original terms of these phantom units provided that they would vest (i) 50% on the August 2026 distribution date, (ii) 25% on the later of the August 2026 distribution date and the first distribution date following PAA’s achievement of DCF per CUE of at least $2.80 on a trailing four quarter basis, and (iii) 25% on the later of the August 2026 distribution date and the first distribution date following PAA’s achievement of DCF per CUE of at least $3.15 on a trailing four quarter basis. Vesting of a portion of the associated DERs was also tied to PAA’s achievement of specified DCF per CUE levels. The vesting terms with respect to the performance-based portion of these phantom units (50% of the amount awarded) were amended in February 2022. As amended, the November 2019 phantom unit awards will vest as follows: (i) 50% will vest on the August 2026 distribution date (this is unchanged from the original terms), and (ii) up to 50% will potentially vest at a scaled payout range of between 0% and 100% based on the TSR ranking of PAA relative to a designated comparator group as measured over a four and one-half year period beginning on January 1, 2022 and ending on June 30, 2026. The unvested DERs associated with the November 2019 phantom unit awards that were originally tied to achievement of DCF/CUE targets were also amended such that they began accruing on January 1, 2022 and will be paid in cash in a lump sum on the August 2026 distribution date with respect to the number of phantom units, if any, that vest on such date.

(4)
Represents time-based phantom units granted in August 2023 that will vest on the August 2026 distribution date. The associated DERs will accrue for the first year and such accrued amount will be paid in cash in a lump sum on the August 2024 distribution date; beginning in November 2024, the associated DERs will be paid quarterly in cash on each distribution payment date.

(5)
Represents the target number of performance-based phantom units granted in August 2023 that will potentially vest on the August 2026 distribution date at a scaled payout range of between 0% and 200% based on: (i) with respect to 50% of the performance-based award, PAA’s TSR over the three-year period ending June 30, 2026 compared to the TSR of the TSR Comparator Peer Group (payout may be reduced if absolute TSR is negative); and (ii) with respect to the other 50% of the performance-based award, PAA achieving cumulative DCF per CUE of $7.45 over the three-year period ending June 30, 2026 (payout may be decreased by 25 basis points if PAA’s leverage ratio as of June 30, 2026 is greater than the upper end of our guidance range). DERs will accrue during the three-year performance period and will be paid in cash in a lump sum on the August 2026 distribution date with respect to the number of phantom units, if any, that vest on such date. Any phantom units and associated DERs that have not vested by the August 2026 distribution date will expire at that time.

(6)
Represents time-based phantom units granted in August 2024 that will vest on the August 2027 distribution date. The associated DERs will accrue for the first year and such accrued amount will be paid in cash in a lump sum on the August 2025 distribution date; beginning in November 2025, the associated DERs will be paid quarterly in cash on each distribution payment date.

(7)
Represents the target number of performance-based phantom units granted in August 2024 that will potentially vest on the August 2027 distribution date at a scaled payout range of between 0% and 200% based on: (i) with respect to 50% of the performance-based award, PAA’s TSR over the three-year period ending June 30, 2027 compared to the TSR of the TSR Comparator Peer Group

(payout may be reduced if absolute TSR is negative); and (ii) with respect to the other 50% of the performance-based award, PAA achieving cumulative DCF per CUE of $7.75 over the three-year period ending June 30, 2027 (payout may be decreased by 25 basis points if PAA’s leverage ratio as of June 30, 2027 is greater than the upper end of our guidance range). DERs will accrue during the three-year performance period and will be paid in cash in a lump sum on the August 2027 distribution date with respect to the number of phantom units, if any, that vest on such date. Any phantom units and associated DERs that have not vested by the August 2027 distribution date will expire at that time.
(8)
Represents time-based phantom units granted in August 2025 that will vest on the August 2028 distribution date. The associated DERs will accrue for the first year and such accrued amount will be paid in cash in a lump sum on the August 2026 distribution date; beginning in November 2026, the associated DERs will be paid quarterly in cash on each distribution payment date.

(9)
Represents the target number of performance-based phantom units granted in August 2025 that will potentially vest on the August 2028 distribution date at a scaled payout range of between 0% and 200% based on: (i) with respect to 50% of the performance-based award, PAA’s TSR over the three-year period ending June 30, 2028 compared to the TSR of the TSR Comparator Peer Group (payout may be reduced if absolute TSR is negative); and (ii) with respect to the other 50% of the performance-based award, PAA achieving cumulative DCF per CUE of $8.40 over the three-year period ending June 30, 2028 (payout may be decreased by 25 basis points if PAA’s leverage ratio as of June 30, 2028 is greater than the upper end of our guidance range). DERs will accrue during the three-year performance period and will be paid in cash in a lump sum on the August 2028 distribution date with respect to the number of phantom units, if any, that vest on such date. Any phantom units and associated DERs that have not vested by the August 2028 distribution date will expire at that time.

(10)
Represents one-time special retention phantom unit awards granted to Mr. Chandler in August 2025. These phantom unit awards will vest on the August 2028 distribution date assuming continued service through such date. DERs associated with these phantom units will vest as follows: (i) one-third will accrue for the first year and will be paid in a lump sum on the August 2026 distribution date; beginning in November 2026, this portion of the DERs will be paid quarterly until the phantom units vest or terminate; and (ii) beginning with the August 2026 distribution date, an additional one-third of the DERs will vest each year on the August distribution date (such that 100% of the DERs will have vested by the August 2027 distribution date) and will be paid quarterly until the phantom units vest or terminate. The phantom units and associated DERs will also vest upon termination of employment under certain specified circumstances, including as a result of death, disability, termination without cause, change of control or retirement on terms and timing that are approved by the Board.

(11)
Represents one-time special retention phantom unit awards granted to Mr. Goebel in August 2025. These phantom unit awards will vest on the August 2030 distribution date assuming continued service through such date. DERs associated with these phantom units will vest as follows: (i) 20% will accrue for the first year and will be paid in a lump sum on the August 2026 distribution date; beginning in November 2026, this portion of the DERs will be paid quarterly until the phantom units vest or terminate; and (ii) beginning with the August 2026 distribution date, an additional 20% of the DERs will vest each year on the August distribution date (such that 100% of the DERs will have vested by the August 2029 distribution date) and will be paid quarterly until the phantom units vest or terminate. The phantom units and associated DERs will also vest upon termination of employment under certain specified circumstances, including as a result of death, disability, termination without cause, change of control or retirement on terms and timing that are approved by the Board.

Option Exercises and Units Vested
We have never issued options under our long-term incentive plan; all of the grants awarded under our long-term incentive plan have been phantom unit grants. The following table sets forth certain information regarding the vesting of phantom units during the fiscal year ended December 31, 2025 with respect to our Named Executive Officers.
Unit Awards
Name	Number of Units Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Willie Chiang	561,055(2)	9,975,558(3)

Al Swanson	176,731(2)	3,142,277(3)

Richard McGee	176,731(2)	3,142,277(3)

Chris Chandler	227,864(2)	4,051,422(3)

Jeremy Goebel	227,864(2)	4,051,422(3)

(1)
Represents the gross number of phantom units that vested during the year ended December 31, 2025. The actual number of units delivered was net of income tax withholding.

(2)
Represents phantom units originally granted in August 2022 that vested in August 2025. Pursuant to the terms of the 2022 grants, (i) 50% of the phantom units were time based with vesting to occur in August 2025, and (ii) 50% of the phantom units were performance based with potential vesting to occur in August 2025 at a scaled payout range of between 0% and 200% based on: (A) with respect to 50% of the performance-based portion, PAA’s TSR over the three year period ending June 30, 2025 compared to the TSR of the applicable TSR peer group and (B) with respect to the other 50% of the performance-based portion, PAA achieving a cumulative adjusted DCF per CUE target of $7.05 over the three-year period ending June 30, 2025. With respect to the performance-based portion of the 2022 grants, the final payout percentage for the TSR portion was 167% (based on a TSR ranking of 3 out of 13) and the final payout percentage for the DCF/CUE portion was 143% (based on achieving cumulative DCF/CUE of $7.43). Taking all vesting criteria (50% time, 25% TSR and 25% DCF/CUE) into account, the 2022 grants paid out at 127.5% of target.

(3)
Consistent with the terms of the applicable Long-Term Incentive Plan, the value realized upon vesting is computed by multiplying the closing market price ($17.78) of PAA’s common units on August 13, 2025 (the trading date immediately preceding the vesting date) by the number of units that vested.

Pension Benefits
GP LLC sponsors a 401(k) plan that is available to all U.S. employees. We do not maintain any pension or defined benefit programs in which any of our employees, including the Named Executive Officers, participate.
Nonqualified Deferred Compensation and Other Nonqualified Deferred Compensation Plans
We do not maintain any nonqualified deferred compensation plans or programs in which any of our employees, including our Named Executive Officers, participate.

Potential Payments upon Termination or Change-in-Control
The following table sets forth potential amounts payable to the Named Executive Officers upon termination of employment under various circumstances, and as if terminated on December 31, 2025.
	By Reason of Death or Disability ($)	By Company without Cause ($)	In Connection with a Retirement ($)	In Connection with a Change In Control ($)
Willie Chiang(4)
Equity Compensation	21,226,026(1)	16,554,140(2)	$21,226,026(3)	28,721,632(3)
Total	21,226,026	16,554,140	$21,226,026	28,721,632
Al Swanson(4)
Equity Compensation	3,774,294(1)	2,347,913(2)	$3,774,294(3)	5,729,240(3)
Total	3,774,294	2,347,913	$3,774,294	5,729,240
Richard McGee(4)
Equity Compensation	3,774,294(1)	2,347,913(2)	$3,774,294(3)	5,797,488(3)
Total	3,774,294	2,347,913	$3,774,294	5,797,488
Chris Chandler(4)
Equity Compensation	13,914,510(1)	12,038,291(2)	$13,914,510(3)	22,396,120(3)
Total	13,914,510	12,038,291	$13,914,510	22,396,120
Jeremy Goebel(4)
Equity Compensation	13,914,510(1)	12,038,291(2)	$13,914,510(3)	26,314,992(3)
Total	13,914,510	12,038,291	$13,914,510	26,314,992

(1)
The letter evidencing the August 2018 phantom unit grant to Mr. Chiang provides that in the event of his death or disability after the second anniversary of the date of the applicable grant, all of his then outstanding phantom units awarded under such grants will be deemed nonforfeitable and will vest on the next following distribution date (and any associated DERs shall not be forfeited but shall vest, be payable and expire according to the terms of the applicable phantom unit grant letter).

The letters evidencing the August 2023, August 2024 and August 2025 regular annual phantom unit grants awarded to Messrs. Chiang, Swanson, McGee, Chandler and Goebel and the letters evidencing the August 2025 special retention grants awarded to Messrs. Chandler and Goebel provide that in the event of their death or disability after the first anniversary of the date of the applicable grant, all of their then outstanding phantom units awarded under such grants will be deemed nonforfeitable and will vest on the next following distribution date (and any associated DERs shall not be forfeited but shall vest, be payable and expire according to the terms of the applicable phantom unit grant letter).
The letters evidencing the November 2019 phantom unit grants awarded to Messrs. Chandler and Goebel, as amended, provide that in the event of their death or disability after the second anniversary of the date of grant, all of their then outstanding phantom units awarded under such grants and associated DERs will be deemed nonforfeitable and will vest on the next distribution date (assuming a TSR payout percentage of 100% with respect to the performance-based portion of the award).
For these purposes, “disability” means a physical or mental infirmity that impairs the ability substantially to perform duties for a period of eighteen (18) months or that the general partner otherwise determines constitutes a disability.
Assuming death or disability occurred on December 31, 2025, (i) all of the phantom units and associated DERs held by Messrs. Chiang, Swanson, McGee, Chandler and Goebel pursuant to their August 2023 and August 2024 grant letters; all of the phantom units and associated DERs held by Mr. Chiang pursuant to his August 2018 grant letter; and all of the phantom units and associated DERs held by Messrs. Chandler and Goebel pursuant to their November 2019 grant letters would have become nonforfeitable as of such date and would have vested on the February 2026 distribution date, and (ii) all of the phantom units and associated DERs held by Messrs. Chiang, Swanson, McGee, Chandler and Goebel pursuant to their regular annual August 2025 grant letters and all of the phantom units and associated DERs held by Messrs. Chandler and Goebel pursuant to their August 2025 special retention grant letters would have been forfeited. The dollar value given is based on the market value of PAA’s common units on December 31, 2025 ($17.96 per unit).
(2)
Other than as described below, pursuant to the grant letters for the currently outstanding phantom unit grants awarded to the NEOs, if GP LLC terminated their employment other than for cause (as defined in footnote 3 below), all of their unvested phantom units awarded under such grants and associated DERs shall be deemed nonforfeitable on the date of such termination and shall vest on the next following distribution date.

The phantom units granted to Messrs. Chandler and Goebel in November 2019, as amended, provide that if their employment is terminated other than for cause (as defined in footnote 3 below), a portion of the unvested phantom units will be deemed nonforfeitable and will vest on the next following distribution date, with the size of the portion starting at 40% for a termination prior to November 21, 2022, and increasing by 20% per year thereafter such that 100% of the unvested phantom units would be deemed nonforfeitable following a termination other than for cause on or after November 21, 2024.
The regular annual phantom units granted to Messrs. Chiang, Swanson, McGee, Chandler and Goebel in August 2023, August 2024 and August 2025 and the special retention phantom units granted to Messrs. Chandler and Goebel and August 2025 provide that if their employment is terminated other than for cause prior to the first anniversary of the applicable date of grant, all of their unvested phantom units will be forfeited as of the date of such termination. If such termination occurs after the first anniversary of the applicable date of grant, a pro rata portion of the unvested phantom units (based on the portion of the applicable vesting period that has elapsed since the grant date and assuming a payout at target for any performance-based phantom units) will be deemed nonforfeitable and will vest on the next following distribution date.
Mr. Chiang’s August 2018 phantom unit grant provides that if his employment is terminated other than for cause (as defined in footnote 3 below) a portion of the unvested phantom units will be deemed nonforfeitable and will vest on the next following distribution date, with the size of the portion starting at 20% for a termination prior to October 1, 2019, and increasing to 40% for a termination other than for cause between October 1, 2019 and October 1, 2020, 60% for a termination other than for cause between October 1, 2020 and October 1, 2021 and 100% for a termination other than for cause on or after October 1, 2021.
Assuming our Named Executive Officers were terminated without cause on December 31, 2025, (i) approximately 79% of the phantom units covered by the August 2023 phantom unit grants held by Messrs. Chiang, Swanson, McGee, Chandler and Goebel; approximately 46% of the phantom units covered by the August 2024 phantom unit grants held by Messrs. Chiang, Swanson, McGee, Chandler and Goebel; 100% of the phantom units covered by the November 2019 phantom unit grants held by Messrs. Chandler and Goebel; and 100% of the phantom units covered by the August 2018 phantom unit grant held by Mr. Chiang would have become nonforfeitable as of such date and would have vested on the February 2026 distribution date, and (ii) all remaining phantom units held by our Named Executive Officers would have been forfeited. The dollar value given is based on the market value of PAA’s common units on December 31, 2025 ($17.96 per unit).
(3)
The letters evidencing phantom unit grants awarded to the Named Executive Officers prior to 2025 (the “Pre-2025 NEO LTIP Grants”) provide that in the event of a change in status (see relevant definition below), including retirement on terms and timing that are approved by the CEO (or the Board in the case of the CEO), all of the then outstanding phantom units awarded under such grants and associated DERs will be deemed nonforfeitable, and such phantom units will vest in full (i.e., the phantom units will become payable in the form of one common unit per phantom unit) upon the next following distribution date.

The letters evidencing phantom unit grants awarded to the Named Executive Officers in 2025 (the “2025 NEO LTIP Grants”) provide that in the event of a change in status (see relevant definition below), all of the then outstanding phantom units awarded under such grants and associated DERs will be deemed nonforfeitable, and such phantom units will vest in full (i.e., the phantom units will become payable in the form of one common unit per phantom unit) upon the next following distribution date. The 2025 NEO LTIP Grants also provide that in the event of retirement (as defined below) prior to the first anniversary of the date of grant, all of the then outstanding phantom units will be forfeited as of the date of termination. If such retirement occurs after the first anniversary of the date of grant, all of the then outstanding phantom units awarded under such grants and associated DERs will be deemed nonforfeitable, and such phantom units will vest in full (i.e., the phantom units will become payable in the form of one common unit per phantom unit) upon the next following distribution date.
Assuming that a change in status or retirement occurred on December 31, 2025, all outstanding phantom units awarded under the Pre-2025 NEO LTIP Grants and the associated DERs would have become nonforfeitable as of such date and would have vested on the February 2026 distribution date. With respect to the 2025 NEO LTIP Grants, if a change in status (as defined therein) occurred on December 31, 2025, all outstanding phantom units awarded under such grants and the associated DERs would have become nonforfeitable as of such date and would have vested on the February 2026 distribution date, but if a retirement (as defined therein) occurred on December 31, 2025, all outstanding phantom units awarded under such grants and the associated DERs would have been forfeited. The dollar value given is based on the market value of PAA’s common units on December 31, 2025 ($17.96 per unit).
For the Pre-2025 NEO LTIP Grants, the phrase “change in status” means, with respect to a Named Executive Officer, (A) during the period (“protected period”) beginning two and a half months prior to and ending one year following a change of control (as defined below), the termination of employment by GP LLC other than a termination for cause (as defined below), (B) during the protected period, the termination of employment by the Named Executive Officer due to the occurrence, without the Named Executive Officer’s written consent, of (i) any material diminution in the Named Executive Officer’s authority, duties or responsibilities, (ii) any material reduction in the Named Executive Officer’s base salary or (iii) any other action or inaction that would constitute a material breach of the applicable grant letter by GP LLC, or (C) the termination of employment as a result of retirement on terms and timing that are approved by the CEO (or the Board in the case of the CEO).
For the 2025 NEO LTIP Grants, the phrase “change in status” has the same meaning as set forth in the Pre-2025 NEO LTIP Grants, except that clause (C) of such definition related to retirement is excluded from “change in status” and set forth as a separate defined term such that the phrase “Retirement” means termination from full-time employment on terms and timing as approved by the CEO (or by the Board in the case of the CEO).
The phrase “change of control” is defined to mean, and is deemed to have occurred upon the occurrence of, one or more of the following events: (i) any Person (other than PAGP and any affiliate of PAGP that is controlled by PAGP) becomes the beneficial owner, directly or indirectly (in one transaction or a series of related transactions and whether by merger or otherwise), of 50% or more of the membership interest in PAGP GP; (ii) any Person (other than PAGP GP, PAGP or any affiliate of PAGP that is controlled by PAGP) acquires (in one transaction or a series of related transactions and whether by merger or otherwise) direct or indirect control of the general partner interest of PAGP; (iii) PAGP ceases to retain direct or indirect control (in one transaction or a series of related transactions and whether by merger or otherwise) of the general partner of PAA; or (iv) the consummation of a reorganization, merger or consolidation with, or any direct or indirect sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of PAA to, one or more Persons (other than PAGP or any affiliates of PAGP that are controlled by PAGP). As used in this definition, “Person” shall include any “partnership, limited partnership, syndicate or other group” constituting a “person” within the meaning of such terms pursuant to Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
“Cause” is defined as (i) failure to perform the duties and responsibilities of a position at an acceptable level as reasonably determined in good faith by the CEO of GP LLC (or by the Board in the case of the CEO), (ii) the conviction of or guilty plea to the committing of an act or acts constituting a felony under the laws of the United States or any state thereof (or Canada or any province thereof) or any misdemeanor involving moral turpitude, or (iii) violation of GP LLC’s Code of Business Conduct (unless waived in accordance with the terms thereof), in the case of clauses (i) and (iii) with the specific failure or violation described in writing.
(4)
If Messrs. Chiang, Swanson, McGee, Chandler or Goebel were terminated for cause, GP LLC would be obligated to pay base salary through the date of termination, with no other payment obligation triggered by the termination under any employment arrangement.

Confidentiality, Non-Compete and Non-Solicitation Arrangements
Mr. Chiang has agreed to maintain the confidentiality of certain information and not to solicit customers, assets and employees for two years following termination of his employment. Messrs. McGee and Chandler have each agreed to maintain the confidentiality of certain information and not to solicit customers for a period of two years after termination of their employment.
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Willie Chiang, our CEO during 2025:
•
The annual total compensation for Mr. Chiang for 2025 was $12,295,167.

•
The annual total compensation for the median employee for 2025 was $135,058.

•
The ratio of Mr. Chiang’s pay to the pay of our median employee for 2025 was approximately 91 to 1.

PAA’s median employee was identified as of December 31, 2025 using the following methodology:
•
A list was prepared of all individuals, excluding the CEO, who were employed by PAA on December 31, 2025. We included all U.S. and Canadian employees.

•
Basic wage data for each U.S. employee was extracted from Form W-2 information provided to the Internal Revenue Service for calendar year 2025. Basic wage data for each Canadian employee was extracted from Form T4 information provided to the Canada Revenue Agency for calendar year 2025 and converted to U.S. dollars. This information was then sorted and the median employee was identified.

The median employee’s annual total compensation for 2025 was determined using the same methodology we used for determining the annual total compensation for the Named Executive Officers as set forth in the 2025 Summary Compensation Table.
Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (“CAP”) and PAA’s financial performance for the periods presented. The CAP dollar amounts shown in the table below have been calculated in accordance with SEC rules; however, CAP does not necessarily represent compensation actually paid or earned during the applicable years. This is due to the fact that CAP includes the value of outstanding equity awards that could potentially vest in future years in addition to base salary, bonus, the value of equity awards that vested during the year and DERs.
Tabular Disclosure of Compensation Actually Paid versus Performance
The following table discloses information on CAP to our PEO and, on average, to our Non-PEO NEOs during the specified years alongside TSR, net income, and the Company-selected measure of

Adjusted EBITDA Attributable to PAA. Adjusted EBITDA Attributable to PAA was identified by the Company as the most important financial performance measure used to link CAP to Company performance.
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non- PEO NEOs(2)	Value of Initial Fixed $100 Investment Based On:		Net Income/ (Loss)	Adjusted EBITDA Attributable to PAA
					Company TSR(3)	Peer Group TSR(3)
2025	$12,295,167	$18,629,144	$6,772,185	$8,674,529	$320.92	$291.01	$1.77 billion	$2.83 billion
2024	$8,511,945	$11,885,529	$3,170,269	$4,688,394	$280.34	$277.21	$1.11 billion	$2.78 billion
2023	$7,453,919	$16,427,772	$2,949,247	$6,454,569	$230.75	$191.80	$1.50 billion	$2.71 billion
2022	$8,296,140	$14,459,710	$4,387,570	$8,142,198	$165.74	$168.22	$1.23 billion	$2.51 billion
2021	$4,392,210	$4,792,883	$2,147,374	$2,385,698	$122.18	$138.42	$648 million	$2.20 billion
(1)
For each of the years presented, our PEO is Willie Chiang. For 2025, our Non-PEO NEOs are Al Swanson, Richard McGee, Chris Chandler and Jeremy Goebel. For 2021 through 2024, our Non-PEO NEOs are Harry Pefanis, Al Swanson, Richard McGee, Chris Chandler and Jeremy Goebel.

(2)
The dollar amounts shown in these columns reflect CAP as calculated in accordance with SEC rules. As required, the dollar amounts include (among other items) values for unvested equity compensation that may or may not be realized in future periods, and as such, the dollar amounts shown do not necessarily represent the actual amount of compensation earned or paid during the applicable years.

(3)
TSR figures assume an initial investment of $100 in PAA on December 31, 2020. The peer group referenced for purposes of the TSR comparison is the group of companies included in the Alerian Midstream Energy Index, which is the same index used for purposes of Item 201(e) of Regulation S-K.

The adjustments made to the Summary Compensation Table (“SCT”) amounts to determine CAP are shown in the tables below:
PEO — Reconciliation of SCT Total to CAP Total(a)
Year	SCT Total		Grant Date Fair Value of Awards Granted During the Year		Fair Value of Equity Calculated Using SEC Methodology		CAP Total
2025	$12,295,167	—	$8,435,827	+	$14,769,804	=	$18,629,144

(a)
As shown in the table, the CAP total represents the SCT total for the covered fiscal year, but adjusted as required by SEC rules to replace the grant date fair value of awards granted during the covered fiscal year with the fair value of current and prior year equity awards that were outstanding at the end of the covered fiscal year or that vested or were forfeited during the covered fiscal year. Our NEOs do not participate in a defined benefit plan; therefore, no adjustment for pension benefits is included.

The calculation of the fair value of equity for the PEO for the covered fiscal year is shown in the following table:
PEO — CAP Fair Value of Equity Calculation(a)
Year	YE Fair Value of Current Year Awards Outstanding at YE		Change in Fair Value as of YE for Prior Year Awards Outstanding at YE		Change in Fair Value as of Vesting Date for Prior Year Awards that Vested During the Year		Fair Value of DERs Paid During the Year		Fair Value of Equity for CAP Purposes
2025	$5,910,501	+	$6,069,078	+	$450,042	+	$2,340,183	=	$14,769,804

(a)
We did not issue any equity awards during the covered fiscal year that vested in the year of grant. Previously issued equity awards that expired during the covered fiscal year had no fair value at the end of the prior fiscal year.

Non-PEO NEOs (Average) — Reconciliation of SCT Total to CAP Total(a)
Year	SCT Total		Grant Date Fair Value of Awards Granted During the Year		Fair Value of Equity Calculated Using SEC Methodology		CAP Total
2025	$6,772,185	—	$4,968,470	+	$6,870,814	=	$8,674,529

(a)
The CAP total figures were calculated using the same methodology described in footnote (a) to the “PEO — Reconciliation of SCT Total to CAP Total” table shown above.

The calculation of the fair value of equity for the Non-PEO NEOs for the covered fiscal year is shown in the following table:
Non-PEO NEOs (Average) — CAP Fair Value of Equity Calculation(a)
Year	YE Fair Value of Current Year Awards Outstanding at YE		Change in Fair Value as of YE for Prior Year Awards Outstanding at YE		Change in Fair Value as of Vesting Date for Prior Year Awards that Vested During the Year		Fair Value of DERs Paid During the Year		Fair Value of Equity for CAP Purposes
2025	$4,406,765	+	$1,324,483	+	$162,252	+	$977,314	=	$6,870,814

(a)
We did not issue any equity awards during the covered fiscal year that vested in the year of grant. Previously issued equity awards that expired during the covered fiscal year had no fair value at the end of the prior fiscal year.

Tabular Disclosure of Most Important Measures Linking Compensation Actually Paid During 2025 to Company Performance
The following were the most important financial and non-financial performance measures, as determined by the Company, that link 2025 CAP to the Company’s performance for the most recently completed fiscal year (unranked):
Most Important Performance Measures
Adjusted EBITDA Attributable to PAA
DCF per CUE
TSR
TRIR
OPRR
For further information regarding these performance measures and their function in our executive compensation program, please see “Compensation Discussion and Analysis” beginning on page 26.

Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures
The graphs below describe the relationship between CAP (as calculated above) and our financial and stock performance for the indicated years. In addition, the first table below compares our cumulative TSR to peer group TSR for the indicated years.

Compensation of Directors
The following table sets forth a summary of the compensation paid to each person who served as a director of PAGP GP in 2025 (other than Mr. Chiang who was not compensated separately for his services as a director and whose executive compensation is set forth in the Summary Compensation Table above):
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Greg L. Armstrong(2)	325,000	—	20,340	345,340
Victor Burk	145,000	140,970	—	285,970
Ellen R. DeSanctis	130,000	140,970	—	270,970
Kevin S. McCarthy	115,000	140,970	—	255,970
Harry N. Pefanis(3)	439,584	—	21,840	461,424
Gary R. Petersen	115,000	140,970	—	255,970
Alexandra D. Pruner	130,000	140,970	—	270,970
John T. Raymond	155,417	140,970	—	296,387
Bobby S. Shackouls	149,583	140,970	—	290,553
Lawrence M. Ziemba	150,000	140,970	—	290,970

(1)
The dollar value of long-term incentive awards granted during 2025 is based on the grant date fair value computed in accordance with FASB guidance regarding share-based payments. See Note 18 to our Consolidated Financial Statements included in our 2025 Annual Report for additional discussion regarding the calculation of grant date fair values. In August 2025, each of Messrs. Burk, McCarthy, Petersen, Raymond, Shackouls and Ziemba, Ms. DeSanctis and Ms. Pruner received an annual long-term incentive award for 7,400 PAGP phantom Class A shares. See “— Long-Term Equity Awards” below for further information regarding long-term incentive awards granted to our non-employee directors. The number of outstanding long-term incentive awards held by each of our non-employee directors as of December 31, 2025 was 7,400.

(2)
During 2025, Mr. Armstrong served as Senior Advisor to the CEO and received a salary of $325,000 and other compensation of $20,340 (comprising 401(k) plan matching contributions and premium payments for group term life insurance) for his services as an employee and as a director. Pursuant to his employment agreement, which was amended and restated in May 2024, Mr. Armstrong will continue to serve as a director and will also serve as a Senior Advisor to the CEO until the date of the 2027 annual meeting and he will receive an annual base salary of $325,000 for these services. Mr. Armstrong does not hold any LTIP awards.

(3)
During 2025, Mr. Pefanis served as President from January 1 through May 31 and as a Senior Advisor to the CEO from June 1 through December 31. Mr. Pefanis received an aggregate blended salary of $439,584 and other compensation of $21,840 (comprising 401(k) plan matching contributions and premium payments for group term life insurance) for his services as an employee and as a director. Pursuant to his employment agreement dated effective June 1, 2025, Mr. Pefanis will continue to serve as a director and will also serve as a Senior Advisor to the CEO until the date of the 2028 annual meeting and he will receive an annual salary of $325,000 for these services. Mr. Pefanis does not hold any LTIP awards.

Cash Retainers and Expense Reimbursement
During 2025, our non-employee directors received an annual retainer fee of $115,000. In addition to their annual retainer, each committee chair (other than the Audit Committee chair) received an additional retainer of $20,000, the Audit Committee chair received an additional retainer of $30,000, each other member of the Audit Committee received an additional retainer of $15,000, and the Lead

Director received an additional retainer of $35,000. The amounts shown in the table above for Messrs. Raymond and Shackouls reflect a blended rate as a result of the Lead Director and Committee Chair rotations that took place in June 2025.
Non-employee directors are reimbursed for reasonable travel, lodging and other out-of-pocket expenses related to meeting attendance or otherwise related to service on the Board (including, without limitation, reimbursement for continuing education expenses).
Long-Term Equity Awards
Our non-employee directors receive annual LTIP awards as part of their compensation. In 2025, such LTIP awards consisted of PAGP phantom Class A shares having a market value on the date of grant equal to approximately $145,000 (based on a volume weighted average price for the 10-trading day period beginning five days before and ending five days after the ex-dividend date immediately preceding the date of grant). The annual LTIP awards granted in 2025 will vest (become payable in PAGP Class A shares on a one-for-one basis) on the August 2026 distribution date and include associated DERs.
All non-employee director LTIP awards vest in full upon the next following distribution date after the death or disability (as determined in good faith by the Board) of the director. The non-employee director LTIP awards also vest in full if a director (i) retires (no longer with full-time employment and no longer serving as an officer or director of any public company) or (ii) is removed from the Board or is not re-elected to the Board, unless such removal is for “Cause,” as defined in the PAGP GP LLC Agreement.
Reimbursement of Expenses of PAA’s General Partner and its Affiliates
PAA does not pay its general partner a management fee, but it does reimburse its general partner for all direct and indirect costs of services provided to PAA or incurred on PAA’s behalf, including the costs of employee, officer and director compensation and benefits allocable to PAA, as well as all other expenses necessary or appropriate to the conduct of PAA’s business. PAA records these costs on the accrual basis in the period in which PAA’s general partner incurs them. PAA’s partnership agreement provides that its general partner will determine the expenses that are allocable to PAA in any reasonable manner determined by its general partner in its sole discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Plains GP Holdings, L.P.
Our Class A, Class B and Class C shares outstanding represent 100% of our voting securities. The following table sets forth certain information regarding the beneficial ownership of our Class A, Class B and Class C shares as of March 23, 2026 (unless otherwise noted) by each person who is known to us to beneficially own more than 5% of our Class A shares, Class B shares and Class C shares, the Named Executive Officers, our directors, and all directors and executive officers as a group. As reflected below, PAA is the record owner of 100% of our Class C shares, but votes such shares for the election of directors at our Annual Meeting based on instructions received from the holders of PAA’s common units (other than Plains AAP) and Series A Preferred Units. See pages 8-10 for additional information regarding our ownership and voting structure, including the ownership of PAA’s common units and Series A preferred units.
Name of Beneficial Owner and Address (in the case of Owners of more than 5%)	Class A Shares(1)	Percentage of Class A Shares	Class B Shares(1)	Percentage of Class B Shares	Class C Shares(2)	Percentage of Class C Shares	Percentage of Class A, B and C Shares Combined
Tortoise Capital Advisors, L.L.C.(3)	11,704,169	5.9%	—	—	9,542,156	1.8%	2.8%
6363 College Blvd., Suite 100A Overland Park, KS 66211
Arrowtown LP	—	—	7,059,799	20.1%	—	—	*
1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067
Plains All American Pipeline, L.P.(2)	—	—	—	—	530,943,161	100%	69.5%
333 Clay Street, Suite 1600 Houston, TX 77002
Willie Chiang	378,704	*	353,489	1.0%	1,186,791	*	*
Al Swanson	1,351,839	*	—	—	601,901	*	*
Richard McGee	—	—	429,346	1.2%	606,353	*	*
Chris Chandler	—	—	—	—	493,904	*	*
Jeremy Goebel	1,314	*	35,350	*	518,936	*	*
Greg L. Armstrong	1,765,812	*	4,492,268	12.8%	1,508,418	*	1.0%
Victor Burk	42,923(4)	*	—	—	37,043	*	*
Ellen DeSanctis	37,100(4)	*	—	—	—	—	*
Kevin S. McCarthy	148,691(4)	*	—	—	200,000	*	*
Harry N. Pefanis	1,108,653	*	2,268,988	6.5%	420,194	*	*
Gary R. Petersen	68,144(4)	*	—	—	68,200	*	*
Alexandra D. Pruner	80,894(4)	*	—	—	—	—	*
John T. Raymond	315,394(4)	*	11,458,736(5)	32.7%	21,978,875	4.1%	4.4%
Bobby S. Shackouls	73,401(4)	*	—	—	35,033	*	*
Lawrence M. Ziemba	87,780(4)	*	—	—	2,346	*	*
All directors and executive officers as a group (16 persons)	5,460,649(4)(6)	2.8%	19,184,581(6)	54.7%	27,899,067	5.3%	6.9%

*
Less than 1%.

(1)
Class A shares beneficially owned do not include any Class A shares issuable in connection with the exchange of any Class B shares. Although holders of our Class B shares have the right, at any time and from time to time, to immediately exchange (the “Exchange Right”) their Class B shares, together with a like number of AAP units and general partner units, for our Class A shares on a one-for-one basis, the fact that such Exchange Right may be settled in cash at AAP’s option results in such Class A shares not being deemed to be beneficially owned by the holders of our Class B shares.

(2)
Each Class C share represents a non-economic limited partner interest in PAGP. The Class C shares function as a “pass-through” voting mechanism through which PAA votes at the direction of and as proxy for holders of PAA common units (other than Plains AAP) and holders of PAA Series A preferred units on the election of directors. The number of Class C shares owned by PAA is equal to the number of outstanding PAA common units and PAA Series A preferred units that are entitled to vote, pro rata with the holders of PAGP Class A and Class B shares, for the election of PAGP GP directors. Holders of our Class A shares and Class B shares who also directly or indirectly beneficially own PAA common units and/or Series A preferred units will, in addition to voting their Class A and Class B shares, be able to direct PAA how to vote their pro rata share of the Class C shares owned by PAA. Numbers in the column for holders other than PAA represent PAA common units and/or PAA Series A preferred units directly or indirectly beneficially owned by such holders.

(3)
Reflects beneficial ownership as of December 31, 2025 as reported in a Schedule 13F filed with the SEC.

(4)
Does not include unvested phantom Class A shares granted under our Long-Term Incentive Plan. See “Director Compensation.”

(5)
Mr. Raymond is the sole member of Lynx Holdings I, LLC, which entity owns 3,183,216 Class B shares. As such, Mr. Raymond has sole voting and dispositive power over the Class B shares owned by Lynx Holdings I, LLC.

(6)
Consistent with our policies that prohibit pledging of company securities, to our knowledge, no Class A shares or Class B shares were pledged by directors or Named Executive Officers as of March 23, 2026.

Beneficial Ownership of Plains AAP, L.P.
The following table sets forth the percentage ownership of the Class A limited partners of Plains AAP, including certain of our directors and Named Executive Officers, as of March 23, 2026:
Name of Owner and Address (in the case of Owners of more than 5%)	Percentage Ownership of Plains AAP, L.P. Class A LP Interest(1)
Plains GP Holdings, L.P.	84.9%
333 Clay Street, Suite 1600
Houston, TX 77002
Lynx Holdings I, LLC	1.4%
John T. Raymond	3.6%
Greg L. Armstrong	1.9%
Harry N. Pefanis	*
Willie Chiang	*
Richard McGee	*
Jeremy Goebel	*
Various Individual and Other Investors	6.9%

*
Less than 1%.

(1)
Plains AAP owns approximately 233 million PAA common units and a 100% member interest in PAA GP LLC, which owns PAA’s non-economic general partner interest.

EQUITY COMPENSATION PLAN INFORMATION TABLE
The following table sets forth certain information with respect to our equity compensation plan as of December 31, 2025. For a description of this plan, see “Certain Relationships and Related Transactions — Plains GP Holdings, L.P. Long Term Incentive Plan.”
Plan Category	Number of Units to be Issued upon Exercise/Vesting of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Units Remaining Available for Future Issuance under Equity Compensation Plans (c)
Equity compensation plans approved by unitholders:
Long Term Incentive Plan	59,200(1)	N/A	3,040,391(1)
Equity compensation plans not approved by unitholders:	N/A	N/A	N/A

(1)
The Plains GP Holdings, L.P. Long Term Incentive Plan (the “PAGP Plan”) was adopted by our general partner in connection with our initial public offering in October 2013. The PAGP Plan contemplates the issuance or delivery of up to 3,755,208 Class A shares to satisfy awards under the PAGP Plan. In accordance with Item 201(d) of Regulation S-K, column (c) excludes the securities disclosed in column (a). However, any phantom Class A shares represented in column (a) that are not satisfied by the issuance of Class A shares become “available for future issuance.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our General Partner
Our general partner manages our operations and activities. We and our general partner have no employees. All of our officers and other personnel necessary for our business to function are employed by GP LLC or our Canadian subsidiary. Pursuant to the Omnibus Agreement described below under “— Omnibus Agreement,” all of our direct or indirect expenses, other than income taxes, if any, will be paid by PAA. These direct or indirect expenses include, but are not limited to, (i) compensation and expense reimbursements for the non-employee directors of PAGP GP, (ii) director and officer liability insurance, (iii) listing exchange fees, (iv) investor relations expenses, and (v) fees related to legal, tax, financial advisory and accounting services.
Our general partner owns a non-economic general partner interest in us, which does not entitle it to receive cash distributions. We own a portion of the membership interest in our general partner.
Plains GP Holdings, L.P. Long Term Incentive Plan
In connection with our initial public offering, our general partner adopted the PAGP Plan on our behalf for (i) the employees of our general partner and its affiliates who perform services for us and (ii) the non-employee directors of our general partner. Awards that may be granted under the PAGP Plan include restricted shares, phantom shares, options and share appreciation rights. The PAGP Plan limits the number of shares that may be delivered pursuant to awards to 3,755,208 Class A shares (subject to any adjustment due to recapitalization, reorganization or a similar event permitted under the PAGP Plan). Shares (other than restricted shares) that are forfeited or withheld to satisfy exercise price or tax withholding obligations are available for delivery pursuant to other awards. As of December 31, 2025, grants of 59,200 unvested phantom Class A shares were outstanding under the PAGP Plan.
The PAGP Plan is administered by the Compensation Committee or other Board committee appointed to administer the Plan, or by the Board. The Board and the Compensation Committee have the right to terminate or amend the PAGP Plan or any part of the PAGP Plan from time to time, including increasing the number of shares that may be granted, subject to shareholder approval as may be required by the exchange upon which the Class A shares are listed at that time, if any. No change may be made in any outstanding grant that would materially reduce the benefits of the participant without the consent of the participant. The PAGP Plan will expire upon the earlier of the termination of the PAGP Plan by the Board or the Compensation Committee or on the date that no shares remain available under the PAGP Plan for awards. Upon termination of the PAGP Plan, awards then outstanding will continue pursuant to the terms of their grants.
Class A shares to be delivered in settlement of awards under the PAGP Plan may be newly issued Class A shares, Class A shares acquired in the open market, Class A shares acquired from any other person, or any combination of the foregoing.
Awards
Restricted Shares. A restricted share is a Class A share that vests over a period of time and that during such time is subject to forfeiture. The Board or the Compensation Committee will determine the period over which restricted shares granted to participants will vest. The Board or the Compensation Committee, in its discretion, may base its determination upon the achievement of performance metrics. Distributions made on restricted shares may be subjected to the same vesting provisions as the restricted share. If a grantee’s employment or membership on the Board terminates for any reason, the grantee’s restricted shares will be automatically forfeited unless, and to the extent, the Board or the Compensation Committee or the terms of the award agreement provide otherwise.
We intend the restricted shares under the PAGP Plan to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of our Class A shares. Therefore, participants will not pay any consideration for the Class A shares they receive, and we will receive no remuneration for the shares.

Phantom Shares. A phantom share entitles the grantee to receive a Class A share upon the vesting of the phantom share or, in the discretion of the Board or the Compensation Committee, cash equivalent to the value of a Class A share. The Board or the Compensation Committee will determine the period over which phantom shares granted to participants will vest. The Board or the Compensation Committee, in its discretion, may base its determination upon the achievement of performance metrics. If a grantee’s employment or membership on the Board terminates for any reason, the grantee’s phantom shares will be automatically forfeited unless, and to the extent, the Board or the Compensation Committee or the terms of the award agreement provide otherwise.
The Board or the Compensation Committee, in its discretion, may grant DERs with respect to a phantom share. DERs entitle the grantee to receive an amount in cash equal to the cash distributions paid on a Class A share during the period the related award is outstanding. The Board or the Compensation Committee will establish whether the DERs are paid currently, when the tandem phantom share vests or on some other basis.
We intend the issuance of any Class A shares upon vesting of the phantom shares under the PAGP Plan to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of our Class A shares. Therefore, plan participants will not pay any consideration for the Class A shares they receive, and we will receive no remuneration for the shares.
Options. An option provides a participant with the option to acquire Class A shares at a specified price. The exercise price of each option granted under the PAGP Plan will be stated in the option agreement and may vary between participants; provided, however, that the exercise price for an option must not be less than 100% of the fair market value per Class A share as of the date of grant of the option. Options may be exercised in the manner and at such times as the Board or the Compensation Committee determines for each option. The Board or the Compensation Committee will determine the methods and form of payment for the exercise price of an option and the methods and forms in which Class A shares will be delivered to a participant. The Board or the Compensation Committee, in its discretion, may grant DERs with respect to an option.
Share Appreciation Rights. A share appreciation right is an award that, upon exercise, entitles the holder to receive the excess, if any, of the fair market value of a Class A share on the exercise date over the grant price of the share appreciation right. The excess may be paid in cash and/or in Class A shares, as determined by the Board or the Compensation Committee in its discretion. The Board or the Compensation Committee will have the authority to determine to whom share appreciation rights will be granted, the number of Class A shares to be covered by each grant, and the conditions and limitations applicable to the exercise of the share appreciation right. The grant price per share appreciation right will be determined by the Board or the Compensation Committee at the time the share appreciation right is granted, but each share appreciation right must have an exercise price that is not less than the fair market value of the Class A shares on the date of grant. The Board or the Compensation Committee will determine the time or times at which a share appreciation right may be exercised in whole or in part. Unless otherwise waived by the Board or the Compensation Committee, or set forth in an award agreement, outstanding share appreciation rights awarded to a participant will be automatically forfeited upon a termination of the individual’s employment or membership on the Board terminates for any reason. The Board or the Compensation Committee, in its discretion, may grant DERs with respect to a share appreciation right.
Other PAGP Plan Provisions
Tax Withholding. Unless other arrangements are made, our general partner and its affiliates will be authorized to withhold from any award, from any payment due under any award, or from any compensation or other amount owing to a participant the amount (in cash, shares, shares that would otherwise be issued pursuant to such award, or other property) of any applicable taxes payable with respect to the grant of an award, its settlement, its exercise, the lapse of restrictions applicable to an award or in connection with any payment relating to an award or the transfer of an award and to take such other actions as may be necessary to satisfy the withholding obligations with respect to an award.

Anti-Dilution Adjustments. Upon the occurrence of any “equity restructuring” event that could result in an additional compensation expense under FASB guidance regarding share-based payments if adjustments to awards with respect to such event were discretionary, the Board or the Compensation Committee will equitably adjust the number and type of shares covered by each outstanding award and the terms and conditions of such award to equitably reflect the restructuring event, and the Board or the Compensation Committee will adjust the number and type of shares with respect to which future awards may be granted. With respect to a similar event that would not result in an accounting charge if adjustment to awards were discretionary, the Board or the Compensation Committee shall have complete discretion to adjust awards in the manner it deems appropriate.
Change of Control. If specifically provided in an award agreement, upon a change of control (as defined in the award agreement), the award may automatically vest and be payable or become exercisable in full, as the case may be.
Transferability of Awards. Options and share appreciation rights are only exercisable by the participant during the participant’s lifetime, or by the person to whom the participant’s rights pass by will or the laws of descent and distribution. No award or right granted under the PAGP Plan may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered and any such purported transfer shall be void and unenforceable. Notwithstanding the foregoing, the Board or the Compensation Committee may, in its discretion, allow a participant to transfer an option or a share appreciation right without consideration to an immediate family member or a related family trust, limited partnership, or similar entity on the terms and conditions established by the Board or the Compensation Committee from time to time.
Omnibus Agreement
In connection with the Simplification Transactions completed in November 2016, we entered into an omnibus agreement (the “Omnibus Agreement”) with PAA, PAGP GP, Plains AAP, PAA GP LLC and GP LLC (collectively with us, the “Plains Entities”), which provides, among other things, that all direct or indirect expenses of any of the Plains Entities will be paid by PAA, other than income taxes, if any, of PAGP GP, PAGP, GP LLC, Plains AAP and PAA GP LLC. Such direct or indirect expenses include, but are not limited to, (i) compensation and expense reimbursements for the directors of PAGP GP, (ii) director and officer liability insurance, (iii) listing exchange fees, (iv) investor relations expenses, and (v) fees related to legal, tax, financial advisory and accounting services. PAA paid approximately $4.6 million of such expenses in 2025.
Other
In January 2025, we acquired for approximately $481 million an entity that owns a gathering system in the Eagle Ford Basin from EnCap Flatrock Midstream. Also in January 2025, in a separate transaction, we repurchased from EnCap Flatrock Midstream approximately 12.7 million Series A preferred units for approximately $343 million, which amount included accrued and unpaid distributions. EnCap Flatrock Midstream is associated with EnCap, which is associated with Gary Petersen. Based on information provided by representatives of EnCap, Mr. Petersen is not an executive officer, general partner or controlling shareholder of EnCap Flatrock Midstream, nor did he have a material interest in these transactions.
An employee in PAA’s marketing department, who has been employed by PAA for over 15 years, is the daughter of Willie Chiang, our Chief Executive Officer. Mr. Chiang’s daughter’s total compensation for 2025 was approximately $208,000.
Review, Approval or Ratification of Transactions with Related Persons
Pursuant to our Governance Guidelines, a director is expected to bring to the attention of the Chairman of the Board, the CEO or the Board any conflict or potential conflict of interest that may arise between the director, such director’s family members, or any affiliate of the director, on the one hand, and PAGP GP, PAA, PAGP or their respective affiliates, on the other. The resolution of any such conflict or potential conflict should, at the discretion of the Board in light of the circumstances, be determined by a majority of the disinterested directors.
If a conflict or potential conflict of interest arises between PAGP and its limited partners, on the one hand, and PAGP GP and its owners and affiliates, on the other, the resolution of any such conflict or potential conflict should be addressed by the Board in accordance with the applicable provisions of the PAGP Partnership Agreement. If a conflict or potential conflict of interest arises between PAA and its limited partners, on the one hand, and the general partner of PAA and its owners and affiliates, on the other, the resolution of any such conflict or potential conflict should be addressed by the Board in accordance with the applicable provisions of the PAA Partnership Agreement. At the discretion of the Board in light of the circumstances, the resolution may be determined by the Board or by a “conflicts committee” meeting the definitional requirements for such a committee under the applicable partnership agreement.
Pursuant to our Code of Business Conduct, any executive officer must avoid conflicts of interest and must disclose any actual or potential conflicts of interest for review and resolution, which may include a formal waiver of the conflict of interest.
In the case of any sale of equity by the Partnership in which an owner or affiliate of an owner of our general partner participates, our practice would be to obtain Board approval for the transaction. The Board typically delegates authority to set the specific terms to a pricing committee, consisting of the CEO and one independent director. Actions by the pricing committee require unanimous approval of such committee.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of our Board oversees the Partnership’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025.
The Partnership’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America. The Audit Committee reviewed with PricewaterhouseCoopers LLP the firm’s judgment as to the quality, not just the acceptability, of the Partnership’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.
The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from management and the Partnership.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.
Alexandra D. Pruner, Chair
Victor Burk
Ellen R. DeSanctis
Lawrence M. Ziemba

PRINCIPAL ACCOUNTANT FEES AND SERVICES
Audit and Non-Audit Fees
The following table details the aggregate fees billed for professional services rendered by our independent auditor for services provided to us and to our subsidiaries (in millions):
	Year Ended December 31,
	2025	2024
Audit fees(1)	$8.4	$6.9
Audit-related fees(2)	2.8	0.6
Tax fees(3)	1.8	2.0
Total	$13.0	$9.5

(1)
Audit fees include those related to (a) our annual audit (including internal control evaluation and reporting), (b) the audit of certain joint ventures of which PAA is the operator, and (c) work performed in connection with the registration of publicly held debt and equity.

(2)
Audit-related fees primarily related to the assessment of internal controls in connection with the implementation of an information system.

(3)
Tax fees are primarily related to tax processing as well as the preparation of Forms K-1 for PAA unitholders and international tax planning work associated with the structure of our Canadian investment.

Pre-Approval Policy
Our Audit Committee reviews our external financial reporting, engages our independent auditors and reviews the adequacy of our internal accounting controls. Our Audit Committee performs similar functions on PAA’s behalf. All services provided by our independent auditor to us or to PAA are subject to pre-approval by our Audit Committee. The Audit Committee has instituted policies that describe certain pre-approved non-audit services. We believe that the descriptions of services are designed to be sufficiently detailed as to particular services provided, such that (i) management is not required to exercise judgment as to whether a proposed service fits within the description and (ii) the Audit Committee knows what services it is being asked to pre-approve. The Audit Committee is informed of each engagement of the independent auditor to provide services under the respective policy. All services provided by our independent auditor during the years ended December 31, 2025 and 2024 were approved in advance by our Audit Committee.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR AND PAA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.
The second proposal item to be voted on at the PAGP Annual Meeting is ratification of the appointment of PricewaterhouseCoopers LLP as our and PAA’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP to continue to act as our and PAA’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The Board has directed that such appointment be submitted to our Shareholders for ratification at the PAGP Annual Meeting.
Ratification of the appointment of PricewaterhouseCoopers LLP as our and PAA’s independent registered public accounting firm is not required. The Board, however, is submitting the appointment to our Shareholders for ratification as a good corporate governance practice. Representatives of PricewaterhouseCoopers LLP are expected to be present at the PAGP Annual Meeting and will have an opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

PROPOSAL 3 — ADVISORY VOTE TO APPROVE OUR 2025 NAMED EXECUTIVE OFFICER COMPENSATION
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE, ON A NON-BINDING ADVISORY BASIS, “FOR” THE RESOLUTION APPROVING THE 2025 COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.
This proposal, commonly known as a “say-on-pay” proposal, provides our Shareholders with the opportunity to cast an advisory vote on the approval of the compensation of our Named Executive Officers.
The Board recognizes that executive compensation is an important matter for our Shareholders. As described in detail in the “Executive Compensation” section and elsewhere in this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been, and continues to be, to pay our executive officers based on performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives’ long-term interests with the interests of our Shareholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term performance and to encourage executives’ commitment to our long-range, strategic business goals. It is the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles and Shareholder interests and concerns.
As described in the Compensation Discussion and Analysis section of this proxy statement, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our Shareholders and that the total compensation provided to the Named Executive Officers (including potential payouts upon a termination or change of control) is reasonable and not excessive. As you consider this Proposal 3, we urge you to read the Compensation Discussion and Analysis section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives, and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the Executive Compensation section of this proxy statement.
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as well as Section 14A of the Exchange Act, and the rules promulgated thereunder, provides our Shareholders with the opportunity to express their views, on an advisory basis, on the compensation of the Named Executive Officers. In accordance with the preference expressed by our Shareholders at our 2024 Annual Meeting, the Board determined in 2024 that we would provide this opportunity annually until the next advisory vote on the frequency of future advisory votes to approve the compensation of our Named Executive Officers, which will occur at the 2030 Annual Meeting. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this proxy statement.
As an advisory vote, this Proposal 3 is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee or require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our Shareholders and will carefully consider the outcome of the vote when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this proxy statement, we will consider our Shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
For the reasons set forth above, the following resolution will be submitted for approval at the PAGP Annual Meeting:
“RESOLVED, that the compensation paid to the Named Executive Officers during and with respect to the calendar year ended December 31, 2025, as disclosed pursuant to Item 402 of Regulation S-K in PAGP’s proxy statement for its 2026 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion, is hereby approved.”

OTHER MATTERS FOR THE PAGP ANNUAL MEETING
We know of no matters to be acted upon at the PAGP Annual Meeting other than the proposals included in the accompanying notice and described in this proxy statement. If any other matter requiring a vote of Shareholders arises, including a question of adjourning the PAGP Annual Meeting, the persons named as proxies in the proxy card will have the discretion to vote thereon according to their best judgment of what they consider to be in the best interests of PAGP. The proxy card confers discretionary authority to take action with respect to any additional matters that may come before the meeting or any adjournment thereof.
DIRECTOR NOMINATIONS AND SHAREHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING
PAGP GP Director Nominations
Pursuant to Section 13.4(c)(ii) of our partnership agreement, any eligible Shareholder who owns 10% or more of our outstanding Class A, Class B and Class C shares, taken together as a single class, is entitled to nominate one person for election as an Eligible Director (for this purpose, ownership of our Class C shares will be considered on a look-through basis to include holders of PAA common units and Series A preferred units). Eligible Shareholders who wish to submit a director nomination for our 2027 annual meeting must deliver written notice thereof to our principal executive offices in care of the Corporate Secretary by mail to 333 Clay Street, Suite 1600, Houston, Texas 77002 no later than the close of business on February 18, 2027, nor earlier than the close of business on January 19, 2027. In the event that the date of the 2027 annual meeting is changed by more than 30 days before or more than 60 days after the one-year anniversary of the 2026 annual meeting, Shareholder notice of a director nomination must be received no earlier than the close of business on the 120th day prior to the 2027 annual meeting and not later than the close of business on the date that is the later of the (i) 90th day prior to the 2027 annual meeting or (ii) if the first public announcement of the 2027 annual meeting is less than 100 days prior to such meeting, the 10th day following the day on which public announcement of the date of the 2027 annual meeting is first made.
The written notice must comply with the procedures set forth in Section 13.4(c)(ii) of our partnership agreement, including the informational requirements included in Section 13.4(c)(ii)(A)(3). We will not consider any nomination at the PAGP Annual Meeting that does not meet the requirements set forth in our partnership agreement. Our partnership agreement is filed as Exhibit 3.2 to our Current Report on Form 8-K filed on November 21, 2016, as amended by Amendment No. 1, filed as Exhibit 3.1 to our Current Report on Form 8-K filed on April 9, 2020.
In addition to satisfying the requirements under our partnership agreement as described in the immediately preceding paragraph, to comply with the universal proxy rules under the Exchange Act, any eligible Shareholder who intends to solicit proxies in support of director nominees other than our nominees must provide written notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 20, 2027. However, if the date of the 2027 annual meeting is more than 30 days before or after the anniversary of the date of the 2026 annual meeting, then such written notice must be delivered by the later of (i) the 10th day following the public announcement of the date of the 2027 annual meeting is first made and (ii) the date that is 60 days prior to the date of the 2027 annual meeting.
Shareholder Proposals
Any Shareholder who, in accordance with Rule 14a-8 under the Exchange Act, wishes to submit a proposal for inclusion in our proxy statement for the 2027 annual meeting must submit their proposal in writing, along with proof of eligibility, to our principal executive offices in care of the Corporate Secretary at 333 Clay Street, Suite 1600, Houston, Texas 77002. Proposal submissions must be received no later than December 11, 2026 to be considered timely. SEC rules set forth standards as to what proposals are required to be included in a proxy statement for a meeting. In no event are Shareholders allowed to vote on matters that would cause the Shareholders to be deemed to take part in the management and control of our business and affairs so as to jeopardize such Shareholder’s limited liability under the Delaware limited partnership act or the law of any other state in which we are qualified to do business.

HOUSEHOLDING MATTERS
In some cases, Shareholders who share a single address will receive only one annual report and one proxy statement at that address unless we have received instructions to the contrary from any Shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a Shareholder of record residing at such an address wishes to receive a separate copy of our annual report or proxy statement or future annual reports or proxy statements (as applicable), he or she may contact our Corporate Secretary at (713) 646-4100, or write to Plains GP Holdings, L.P., 333 Clay Street, Suite 1600, Houston, Texas 77002, attention: Corporate Secretary. We will deliver separate copies of our annual report or proxy statement promptly upon written or oral request. If you are a Shareholder of record receiving multiple copies of our annual report or proxy statement, you can request householding by contacting us in the same manner. If you own your Shares through a bank, broker or other Shareholder of record, you can request additional copies of the annual report or proxy statement or request householding by contacting the Shareholder of record (i.e., your bank or broker)

ANNUAL MEETING OF SHAREHOLDERS OFPLAINS GP HOLDINGS, L.P.May 20, 2026 GO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:The Notice of Annual Meeting, proxy statement and proxy cardare available at www.astproxyportal.com/ast/21140/Please sign, date and mail your proxy card in the envelope provided as soon as possible. ------------------ P l e a s e d e t a c h a l o n g p e r f o r a t e d l i n e a n d m a i l i n t h e e n v e l o p e p r o v i d e d . ----------------20430300000000000000 2 0520261. The election of four Class I directors to serve on the Board until the 2029 annual meeting. FOR ALL NOMINEESWITHHOLD AUTHORITYFOR ALL NOMINEESFOR ALL EXCEPT(See instructions below) NOMINEES:O Willie ChiangO Ellen DeSanctisO Alexandra PrunerO Lawrence ZiembaINSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026.3. The approval, on a non-binding advisory basis, of our 2025 named executive officer compensation.In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR ALL NOMINEES in Proposal 1, and FOR Proposals 2 and 3.FOR ABSTAINTHE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES” LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE xAGAINSTFOR AGAINST ABSTAINSignature of Shareholder Date: Signature of Shareholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ----------------PLAINS GP HOLDINGS, L.P. Annual Meeting of Shareholders To be Held on May 20, 2026 This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Al Swanson, Richard McGee and Ann Gullion, and each of them, with full power of substitution and power to act alone, as proxies to vote all of the Class A, Class B and/or Class C shares which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Plains GP Holdings, L.P., to be held on May 20, 2026, at 10:30 a.m. Central Time, and at any adjournments or postponements thereof, as follow: (Continued and to be signed on the reverse side)1.1 14475

ANNUAL MEETING OF SHAREHOLDERS OF PLAINS GP HOLDINGS, L.P. May 20, 2026PROXY VOTING INSTRUCTIONS INTERNET - Access www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or +1-201-299-4446 worldwide from any touchtone telephone and follow the instructions. Have your proxy card available when you call.Vote online or by phone until 11:59 p.m. Eastern Time the day before the meeting.MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access. COMPANY NUMBERACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:The Notice of Meeting, proxy statement and proxy card are available at www.astproxyportal.com/ast/21140/Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20430300000000000000 2 052026 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES” LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x------------------ ----------------1. The election of four Class I directors to serve on the Board until the 2029 annual meeting.FOR ALL NOMINEES FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL EXCEPT (See instructions below) NOMINEES: O Willie ChiangO Ellen DeSanctisO Alexandra PrunerO Lawrence Ziemba INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026.3. The approval, on a non-binding advisory basis, of our 2025 named executive officer compensation.In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR ALL NOMINEES in Proposal 1, and FOR Proposals 2 and 3.FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of Shareholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.